FILE NO. 333-109740
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   AMENDMENT 2
                                     TO THE
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        NETWORK INSTALLATION CORPORATION

                 (Name of small business issuer in its charter)


           Nevada                      7389                 88-0390360
          -------                  ----------               ----------
(State  or  jurisdiction    (Primary  Standard  Industrial  I.R.S.  Employer
of  incorporation  or       Classification  Code  Number)   Identification
Organization                                                     No.



                18 Technology Drive, Suite 140A, Irvine, CA 92618
                            Telephone: (949)753-7551
          (Address and telephone number of principal executive offices)

                18 Technology Drive, Suite 140A, Irvine, CA 92618
                            Telephone: (949)753-7551
(Address of principal place of business or intended principal place of business)

                                Michael Cummings
                             Chief Executive Officer
                               18 Technology Drive
                                   Suite 140A
                                Irvine, CA 92618

                               (949)  753-7551
            (Name, address and telephone number of agent for service)

                                    COPY TO:

                                 Amy M. Trombly
                                 80 Dorcar Road
                                Newton, MA 02459
                                (617)  243-0850

  Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

                             CALCUATION OF REGISTRATION FEE
Title of each         Dollar        Proposed maximum  Proposed maximum    Amount
Class of securities.  Amount to be  offering price    aggregate offering  of registration
To be registered      registered    per unit          price               fee

Common Stock,
001 Par Value         1,625,000       3.23             5,248,750           $424.62

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Act"), this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The price of $3.20 per share, which was the average of the high and low prices of the Registrant's Common Stock, as reported on the Over-The-Counter Bulletin Board on October 9, 2003 is set forth solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended.

For the purpose of determining the number of shares subject to registration with the Securities and Exchange Commission, we have assumed that we will issue not more than 900,000 shares pursuant to the exercise of our put right under the Investment Agreement, although the number of shares that we will actually issue pursuant to that put right may be more than or less than 900,000, depending on the trading price of our common stock. We currently have no intent to exercise the put right in a manner that would result in our issuance of more than 900,000 shares, but if we were to exercise the put right in that manner, we would be required to file a subsequent registration statement with the Securities and Exchange Commission and for that registration statement to be deemed effective prior to the issuance of any such additional shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

                                  PROSPECTUS
                        NETWORK INSTALLATION CORPORATION
                     OFFERING UP TO 1,625,000 COMMON SHARES

This prospectus relates to the resale of up to 1,625,000 shares of our common stock by current stockholders and by C.C.R.I. who may acquire our common stock pursuant to the exercise of warrants and by Preston Capital Partners, LLC, which will become a stockholder pursuant to a "put right" under an Investment Agreement, also referred to as an Equity Line of Credit, that we have entered into with Preston Capital. A "put right" permits us to require Preston Capital to buy shares pursuant to the terms of the Investment Agreement. That Investment Agreement permits us to "put" up to $2.5 million in shares of our common stock to Preston Capital. We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of securities pursuant to our exercise of the put right and possible future exercise of the warrants held by C.C.R. I. All costs associated with this registration will be borne by us.


The  selling  shareholders  consist  of:
Dutchess  Advisors,  Ltd.                         200,000  shares
Dutchess  Private  Equities  Fund,  LP            200,000  shares
Michael  Cummings                                 100,000  shares
Marketbyte,  LLC                                  125,000  shares
Preston  Capital  Partners,  LLC                  900,000  shares
C.C.R.I  Corp.                                    100,000  shares

The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board or in negotiated transactions during the term of this offering. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol NWIS.OB. On January 13, 2004, the last reported sale price of our common stock was $3.60 per share.

Preston Capital and Park Capital Securities, LLC are "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with the resale of our common stock under the Investment Agreement. Preston Capital will pay us 95% of the average of the four lowest closing bid prices of the common stock during the five consecutive trading day period immediately following the date of our notice to them of our election to put shares pursuant to the Equity Line of Credit. The shares held by Dutchess Advisors, Ltd, Dutchess Private Equities Fund, L.P., Michael Cummings, and Marketbyte, LLC were issued by us in prior private placements. With the exception of Preston Capital and Park Capital Securities, no other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering.

This investment involves a high degree of risk. You should purchase securities only if you can afford a complete loss.

                     SEE "RISK FACTORS" BEGINNING ON PAGE 10.

You should rely only on the information provided in this prospectus or any supplement to this prospectus and information incorporated by reference. We have not authorized anyone else to provide you with different information. Neither the delivery of this prospectus nor any distribution of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. It is a criminal offense to make any representation to the contrary.

Subject  to  Completion,  the  date  of  this  prospectus  is  January 20, 2004.

                                TABLE  OF  CONTENTS

PROSPECTUS  SUMMARY                                                         5
RISK  FACTORS                                                              10
USE  OF  PROCEEDS                                                          14
DETERMINATION  OF  OFFERING  PRICE                                         15
DILUTION                                                                   15
SELLING  SECURITY  HOLDERS                                                 16
PLAN  OF  DISTRIBUTION                                                     17
LEGAL  PROCEEDINGS                                                         19
DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS         20
SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT      21
DESCRIPTION  OF  SECURITIES                                                22
INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL                                 22
DISCLOSURE  OF  COMMISSION  POSITION  OF  INDEMNIFICATION  FOR  SECURITIES
ACT  LIABILITIES                                                           23
CAUTIONARY  STATEMENT  CONCERNING  FORWARD-LOOKING  STATEMENTS             25
DESCRIPTION  OF  BUSINESS                                                  25
MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF  PLAN  OF  OPERATION           30
DESCRIPTION  OF  PROPERTY                                                  37
CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS                         37
MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS            39
EXECUTIVE  COMPENSATION                                                    40
FINANCIAL  STATEMENTS                                                      41
CHANGES  IN  AND  DISAGREEMENTS  WITH  ACCOUNTANTS  ON  ACCOUNTING  AND
FINANCIAL  DISCLOSURE                                                      49

                               PROSPECTUS SUMMARY

The following information is a summary, of the prospectus and it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the financial statements and the notes relating to the financial statements.

OUR  COMPANY

We are a project engineering company that designs and installs specialty communication systems for data, voice, video and telecom. We determine our clients' requirements by doing a need analysis and site audit. Then we implement our design and specification of the specialty communication system, which may include Wireless Fidelity, or Wi-Fi, with the deployment of a fixed Wireless Local Area Network, or WLAN. We believe we can integrate superior solutions across a vast majority of communication requirements because we have experts in each aspect of communication services from the design, project management, and installation of our products through the maintaining of our products.

We have a two-pronged approached to our business model. One is the continued focus on our core competency of project management services which entails inventory management, maintaining project timelines, auditing completed work and quality assurance of projects in wired networking infrastructure, design, installation and support of communications solutions. Second, is to leverage that expertise in our pursuit of the infrastructure build-out of Wi-Fi and WLAN. With our experience and expertise in the wired networking infrastructure industry, we can design, manage, install and service our wireless customers with the same processes, personnel and management. Many of our competitors are new to deploying wireless infrastructure and have never installed any type of infrastructure. We believe we can leverage our expertise to compete in this new technology.

HOW  TO  CONTACT  US

Our executive offices are located at 18 Technology Drive, Suite 140A, Irvine, CA 92618. Our phone number is (949) 753-7551.

SALES  BY  OUR  SELLING  STOCKHOLDERS

This prospectus relates to the resale of up to 1,625,000 shares of our common stock by four stockholders, C.C.R.I who may acquire shares of our common stock by exercising warrants and Preston Capital, who will become a stockholder pursuant our Investment Agreement.

The table below sets forth the shares that we are registering pursuant to the Registration Statement to which this prospectus is a part:


Stockholder                                         Number  of  Shares(1)
-  --------------------------------------------        ------------------

Dutchess  Advisors,  Ltd.                               200,000  shares
Dutchess  Private  Equities  Fund,  LP                  200,000  shares
Michael  Cummings                                       100,000  shares
Marketbyte,  LLC                                        125,000  shares
Preston  Capital  Partners,  LLC                        900,000  shares
C.C.R.I  Corp.                                          100,000  shares

Total  common  stock  being  registered               1,625,000  shares

(1) For the purpose of determining the number of shares subject to registration with the Securities and Exchange Commission, we have assumed that we will issue not more than 900,000 shares pursuant to the exercise of our put right under the Investment Agreement, although the number of shares that we will actually issue pursuant to that put right may be more than or less than 900,000, depending on the trading price of our common stock. We currently have no intent to exercise the put right in a manner that would result in our issuance of more than 900,000 shares, but if we were to exercise the put right in that manner, we would be required to file a subsequent registration statement with the Securities and Exchange Commission and for that registration statement to be deemed effective prior to the issuance of any such additional shares.

C.C.R.I. holds two warrants to purchase our common stock. Warrant 101 allows C.C.R.I. to purchase up to a total of 50,000 shares of our common stock at an exercise price equal to $5.00 per share. Warrant 102 allows C.C.R.I. to purchase up to a total of 50,000 shares of our common stock at an exercise price equal to $7.50 per share. The Warrants expire five years after the date of their issuance on September 29, 2008.


                                  The Offering

Common  stock  offered              1,625,000  shares

Use  of  proceeds                  We will not receive any proceeds
                                   from  the sale by the selling stockholders of
                                   our  common  stock.  We will receive proceeds
                                   from  our  Investment  Agreement with Preston
                                   Capital  and  the  exercise  of warrants. The
                                   proceeds  from  our exercise of the put right
                                   pursuant  to the Investment Agreement will be
                                   used  for  working  capital  and  general
                                   corporate expenses, expansion of our internal
                                   operations  and  potential acquisition costs.
                                   See  "Use  of  Proceeds."

Symbol  for  our  common  stock     Our  common  stock  trades  on  the
                                    OTCBB  Market  under  the  symbol
                                    "NWIS.OB"

THE  INVESTMENT  AGREEMENT

The Investment Agreement we have with Preston Capital allows us to "put" to Preston Capital at least $10,000, but no more than $100,000. The purchase price for our common stock identified in the Put Notice shall be equal to 95% of the average of four lowest posted bid prices of our common stock during the five days after we deliver the put notice to Preston Capital. We can initiate a new put after we close on the prior put.

Preston Capital will only purchase shares when we meet the following conditions:

- a registration statement has been declared effective and remains effective for the resale of the common stock subject to the Equity Line;

- our common stock has not been suspended from trading for a period of five consecutive trading days and we have not have been notified of any pending or threatened proceeding or other action to delist or suspend our common stock;

- we have complied with our obligations under the Investment Agreement and the Registration Rights Agreement;

- no injunction has been issued and remain in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of our common stock;

- the registration statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements not misleading or which would require public disclosure or an update supplement to the prospectus; and

- We have not filed a petition in bankruptcy, either voluntarily or involuntarily, and there shall not have commenced any proceedings under any bankruptcy or insolvency laws.

The  Investment Agreement will terminate when any of the following events occur:

- Preston Capital has purchased an aggregate of $2,500,000 of our common stock;

-    36  months  after  the  SEC declares this registration statement effective;

-    we  file  or  otherwise  enter  an  order  for  relief  in  bankruptcy;

- trading of our common stock is suspended for a period of 5 consecutive trading days;

-     our  common  stock  ceases  to  be  registered  under  the  1934  Act.

Dilution

You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Investment Agreement to Preston Capital. That is, as our stock price declines, we would be required to issue a greater number of shares under the Investment Agreement for a given advance. This inverse relationship is demonstrated by the table below, which shows the number of shares to be issued under the Investment Agreement at a price of $3.2 per share per share and 25%, 50% and 75% discounts to that price.


Offering price:  $3.20                75%           50%           25%             -
PURCHASE PRICE:(1)                   $0.80         $1.60         $2.40          $3.20
NO.  OF SHARES:(2)               3,600,000     1,800,000     1,200,000        900,000
TOTAL OUTSTANDING:(3)           16,216,330    14,416,330    13,816,330     13,516,330
PERCENT OUTSTANDING:(4)               22.2%        12.5%          8.7%           6.7%

(1)     Represents  market  price.

(2) Represents the number of shares of common stock to be issued at the prices set forth in the table to generate $2.88 million in gross proceeds.

(3) Represents the total number of shares of common stock outstanding after the issuance of the shares, assuming no issuance of any other shares of common stock.

(4) Represents the shares of common stock to be issued as a percentage of the total number shares of common stock outstanding (assuming no exercise or conversion of any options, warrants or other convertible securities).

            OUR CAPITAL STRUCTURE AND SHARES ELIGIBLE FOR FUTURE SALE



Shares of common stock outstanding as of September 30, 2003           12,616,330(1)

Shares of common stock potentially issuable upon
exercise of the put right to Preston Capital                             900,000

Shares of common stock potentially issuable to
C.C.R.I. upon exercise of the warrants                                   100,000
                                                                      ------------

Total                                                                 13,616,330

____________________
(1)  Assumes  no  exercise  of:
- A warrant to purchase 618,000 shares of our common stock that is exercisable at a price equal to the closing bid price of our common stock on August 29, 2003 which was $2.95. The warrant expires on May 16, 2008.

- $403,000 of convertible debentures. The convertible debentures carry an interest rate of 6% per annum. A portion of the convertible debentures are due in April and another portion are due in September 2008. The face amount of the convertible debenture may be converted, in whole or in part, at any time. The holder is entitled to convert the face amount of the convertible debenture plus accrued interest at the lesser of (i) 75% of the lowest closing bid price during the 15 trading days prior to the conversion date or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date of the debenture transaction. The convertible debentures are convertible into shares of our common stock.

- A convertible promissory note valued at $75,000 that is due on April 1, 2004, carrying an interest rate of 10% per annum. The holder of the promissory note is entitled to convert the conversion amount into shares of common stock, at any time, at a conversion price for each share of common stock equal $7.00 per share of common stock.


                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, other information included in this prospectus and information in our periodic reports filed with the SEC. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected, and you may lose some or all of your investment.

                            RISKS ABOUT OUR BUSINESS

OUR  INDEPENDENT  ACCOUNTANTS  HAVE  ISSUED  A  GOING  CONCERN  OPINION.

Our audited financial statements for the fiscal year ended December 31, 2002, reflect a net loss of $109,006. Our unaudited financial statements for the nine month period ended September 30, 2003 reflect a net loss of $2,817,494. These conditions raised substantial doubt about our ability to continue as a going concern. if we do not acquire sufficient additional funding or alternative sources of capital to meet our working capital, we may have to substantially curtail our operations and business plan.

WE HAVE GENERATED SIGNIFICANT LOSSES AND EXPECT TO GENERATE OPERATING LOSSES FOR THE FORESEEABLE FUTURE, THEREFORE WE MAY NOT BECOME PROFITABLE.

We have sustained substantial operating losses in the past. Our net losses for the fiscal year ended December 31, 2002, were $3,349,572. Through September 30, 2003 we have generated an accumulated deficit of($4,573,302). We expect operation losses to continue for the foreseeable future. When this registration statement is declared effective by the SEC, we will be able to access an Equity Line of $2.5 million, which we believe will be sufficient to support our business and operations for at least the next 12 months. However, if this registration statement is not declared effective, or we can not draw on the Equity Line for other reasons, we could continue operating for the next twelve months but would have to significantly curtail operations. As a result, we may not become profitable, or if we become profitable, we may not remain profitable.

WE HAVE SUBSTANTIAL INDEBTEDNESS WHICH MAY AFFECT OUR ABILITY TO MAINTAIN OR GROW OUR OPERATIONS.

We currently have $2,718,871 in current long term liabilities. As a result of our level of debt and the terms of our debt instruments:

- our vulnerability to adverse general economic conditions is heightened; - we will be required to dedicate a substantial portion of our cash flow from operations to repayment of debt, limiting the availability of cash for other purposes;

- we are and will continue to be limited by financial and other restrictive covenants in our ability to borrow additional funds, consummate asset sales, enter into transactions with affiliates or conduct mergers and acquisitions; - our flexibility in planning for, or reacting to, changes in its business and industry will be limited; and

- our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired.

Our ability to pay principal and interest on our indebtedness and to satisfy our other debt obligations will partly depend upon our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, some of which are beyond our control. If we are unable to service our indebtedness, we will be forced to take actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing our indebtedness, or seeking additional equity capital. We may not be able to affect any of these remedies on satisfactory terms, or at all.

OUR OPERATING RESULTS WILL FLUCTUATE SIGNIFICANTLY FOR THE FORESEEABLE FUTURE, WHICH MAY AFFECT OUR STOCK PRICE.

Our quarterly results of operations have varied in the past and are likely to continue to vary significantly from quarter to quarter. Our operating expenses are based on expected future revenues and are relatively fixed in the short term. If our revenues are lower than expected, our results of operations could be adversely affected. Additionally, we are unable to forecast our future revenues with certainty because our business plan contemplates the acquisition of new enterprises. Many factors can cause our financial results to fluctuate, some of which are outside of our control. Quarter-to-quarter comparisons of our operating results may not be meaningful and you should not rely upon them as an indication of our future performance. In addition, during certain future periods our operating results likely will fall below the expectations of public market analysts and investors. In this event, the market price of our common stock likely would decline.

WE NEED ADDITIONAL CAPITAL TO GROW OUR BUSINESS AND WE MAY NOT BE ABLE TO FIND SUCH CAPITAL ON ACCEPTABLE TERMS.

Our business plan contemplates the acquisition of new enterprises and the proceeds from our existing financing arrangements may not be sufficient to fully implement our business plan. Additionally, we may not be able to generate sufficient revenues from our existing operations to fund our capital requirements. Accordingly, we may require additional funds to enable us to operate profitably. Such financing may not be available on terms acceptable to us. We currently have no bank borrowings or credit facilities, and we may not be able to arrange any such debt financing. Additionally, we may not be able to successfully consummate additional offerings of stock or other securities in order to meet our future capital requirements. If we cannot raise additional capital through issuing stock or bank borrowings, we may not be able to grow our business.

OUR BUSINESS STRATEGY INCLUDES IDENTIFYING NEW BUSINESSES TO ACQUIRE, AND IF WE CAN NOT INTEGRATE ACQUISITIONS INTO OUR COMPANY SUCCESSFULLY, WE MAY NOT BECOME PROFITABLE.

Our success partially depends upon our ability to identify and acquire undervalued businesses. Although we believe that there are companies available for potential acquisition that are undervalued and might offer attractive business opportunities, we may not be able to make any acquisitions, and if we do make acquisitions, they may not be profitable.

WE DEPEND ON OUR KEY PERSONNEL AND IF THOSE PERSONNEL LEAVE THE COMPANY, OUR BUSINESS MAY BE HARMED.

At this time, we are almost totally dependent upon Michael Cummings as our only operating officer and on the directors of Network Installation Corporation, our only business asset that is producing significant revenues. While we have an employment agreement with Mr. Cummings, it does not obligate him to remain as our Chief Executive Officer. We do not maintain insurance on the lives of our officers, directors or key employees. The loss of their services would have a material adverse effect on our business. We elect our directors each year and while we expect to reelect our directors currently on the Board, our directors are not obligated to continue in their positions.

SOME OF OUR POTENTIAL FUTURE GROWTH DEPENDS ON INCREASING CUSTOMER ACCEPTANCE OF WIRELESS NETWORKS, AND TO THE EXTENT THAT SUCH ACCEPTANCE FAILS TO INCREASE, WE MAY NOT GROW OUR BUSINESS.

While the majority of our revenues are currently derived from the installation of cable systems, we believe that improving wireless technology will eventually make wireless systems an acceptable alternative to many of our potential customers. We have begun to enter the wireless marketplace and believe this technology could lead to future growth for our company. The wireless industry has historically experienced a dramatic rate of growth both in the United States and internationally. If the rate of growth should slow down and end users continue to reduce their capital investments in wireless infrastructure or fail to expand their networks, we may not be able to expand our business.


                     RISKS ABOUT OUR STOCK AND THIS OFFERING

CERTAIN INSIDERS HAVE ENOUGH SHARES TO EXERCISE CONTROL OVER MATTERS SUBJECT TO INVESTOR VOTE WHICH COULD ADVERSELY AFFECT OUR STOCK PRICE.

As of September 30, 2003, officers and directors controlled eighty-five percent of our common stock and therefore control the election of directors and all other matters subject to stockholder votes. This concentration of ownership may also have the effect of delaying or preventing a change of control, even if this change of control would benefit certain shareholders. These shareholders may make decisions that may not be in the best interest of minority stockholders. As a result, this concentration of ownership could have an adverse effect on the market price of our common stock.

OUR STOCK PRICE IS VOLATILE AND YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT A PRICE HIGHER THAN WHAT YOU PAID.

The market for our common stock is highly volatile. The trading price of our common stock could be subject to wide fluctuations in response to, among other things, quarterly variations in operating and financial results, announcements of technological innovations or new products by our competitors or us, changes in prices of our products and services or our competitors' products and services, changes in product mix, changes in our revenue and revenue growth rates.

WE MUST COMPLY WITH PENNY STOCK REGULATIONS WHICH COULD EFFECT THE LIQUIDITY AND PRICE OF OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to:

-    Deliver  a  standardized  risk  disclosure  document  prepared  by the SEC;

- Provides the customer with current bid and offers quotations for the penny stock;

- Explain the compensation of the broker-dealer and its salesperson in the transaction;

- Provide monthly account statements showing the market value of each penny stock held in the customer's account;

- Make a special written determination that the penny stock is a suitable investment for the purchaser and receives the purchaser's; and

-    Provide  a  written  agreement  to  the  transaction.


These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock. Because our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.

EXISTING STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF SECURITIES PURSUANT TO OUR INVESTMENT AGREEMENT WITH PRESTON CAPITAL.

The sale of shares pursuant to our Investment Agreement with Preston Capital may have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price at the time we exercise our put option, the more shares we will have to issue to Preston Capital to draw down on the full equity line with Preston Capital. If our stock price decreases, then our existing stockholders would experience greater dilution.

PRESTON CAPITAL WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK.

Our common stock to be issued under our agreement with Preston Capital will be purchased at a 5% discount to the average of the four lowest closing bid prices for the five days immediately following our notice to Preston Capital of our election to exercise our put right. Preston Capital has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit between the discounted price and the market price. If Preston Capital sells our shares, the price of our stock could decrease. If our stock price decreases, Preston Capital may have a further incentive to sell the shares of our common stock that it holds. The discounted sales under our agreement with Preston Capital could cause the price of our common stock to decline.

                            RISKS ABOUT OUR INDUSTRY

OUR INDUSTRY HAS RAPIDLY CHANGING TECHNOLOGY AND, IF WE DO NOT STAY CURRENT, WE MAY LOSE CUSTOMERS AND OUR BUSINESS WILL BE HARMED.

The network installation industry and related technology business involve a broad range of rapidly changing technologies. Our technologies may not remain competitive over time, and others may develop technologies that are superior to ours which may render our products non-competitive. Our business may depend on trade secrets, know-how, continuing innovations and licensing opportunities to develop and maintain our competitive position. Others may independently develop equivalent proprietary information or otherwise gain access to or disclose our information. Our confidentiality agreements on which we rely may not provide meaningful protection of any trade secrets on which we may depend for success, or provide adequate remedies in the event of unauthorized use or disclosure of confidential information or prevent our trade secrets from otherwise becoming known to or independently discovered by our competitors.

                                 USE OF PROCEEDS

625,000 shares of common stock covered by this prospectus are to be sold by four selling shareholders who will receive all of the proceeds from such sales. We will not receive any proceeds from the sale of the 625,000 shares. However, we will receive proceeds from the sale of our common shares pursuant to our Investment Agreement with Preston Capital. Additionally, we may receive proceeds from the sale of our common shares to C.C.R.I. if C.C.R.I. exercises warrants that it currently holds. However, we do not believe C.C.R.I. will exercise the warrants in the near future because the exercise prices of $5.00 and $7.50 are higher than the current trading price of our stock.

The proceeds from our exercise of the put right pursuant to the Investment Agreement will be used for working capital and general corporate expenses, expansion of our internal operations and potential acquisition costs, although we do not currently have any agreements or arrangements for pending acquisitions.

For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Investment Agreement. The Gross Proceeds represent the total dollar amount that Preston Capital is obligated to purchase. The table assumes estimated offering expenses of $25,000.


                                                          Proceeds       Proceeds
                                                        If 100% Sold     If 50% Sold
                                                      -------------      ------------
Gross Proceeds                                         $2,500,000         $1,250,000
Estimated Expenses of the Offering                     $   25,000         $   25,000
                                                      -------------      ------------
Net Proceeds                                           $2,475,000         $1,225,000
                                                      =============      ===========

                                                         Priority           Proceeds
                                                      -------------      ------------

Working capital and general corporate expenses  1st    $1,000,000          $500,000
Expansion of internal operations                2nd    $  500,000          $250,000
Potential acquisition costs                     3rd    $  975,000          $475,000
                                                      -------------      ------------
                                                       $2,475,000         $1,225,000
                                                      =============      ===========

Proceeds of the offering which are not immediately required for the purposes described above will be invested in United States government securities, short-term certificates of deposit, money market funds and other high-grade, short-term interest-bearing investments.

                         DETERMINATION OF OFFERING PRICE

The selling stockholders may sell shares in any manner at the current market price or through negotiated transactions with any person at any price.

                                    DILUTION

Our net tangible book value as of June 30, 2003 was ($219,386), or ($ .027) per share of common stock. Net tangible book value is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued to Preston Capital. The amount of dilution will depend on the offering price and number of shares to be issued. The following example shows the dilution to new investors at an offering price of $3.20 per share.

If we assume that we were to issue 900,000 shares of common stock to Preston Capital at an assumed offering price of $3.20 per share, less $25,000 of offering expenses, our net tangible book value as of June 30, 2003 would have been $2,635,614, or $.23 per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.257 per share and an immediate dilution to new shareholders of $2.97 per share.

Assumed  public  offering  price per share                                 $3.20
Net  tangible  book value per share before this offering                 ($.027)
Net  tangible  book  value after this offering                        $2,635,614
Net  tangible  book  value per share after this offering                    $.23
Dilution  of  net  tangible book value per share to new investors          $2.97

Increase  in  net  tangible  book value per share to existing shareholders $.257

You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Investment Agreement to Preston Capital. That is, as our stock price declines, we would be required to issue a greater number of shares under the Investment Agreement for a given advance. This inverse relationship is demonstrated by the table below, which shows the number of shares to be issued under the Investment Agreement at a price of $3.20 per share per share and 25%, 50% and 75% discounts to that price.

Offering price:  $3.20                75%           50%           25%             -
PURCHASE PRICE:(1)                   $0.80         $1.60         $2.40          $3.20
NO.  OF SHARES:(2)               3,600,000     1,800,000     1,200,000        900,000
TOTAL OUTSTANDING:(3) .         16,216,330    14,416,330    13,816,330     13,516,330
PERCENT OUTSTANDING:(4)               22.2%        12.5%          8.7%           6.7%

(1)     Represents  market  price.

(2) Represents the number of shares of common stock to be issued at the prices set forth in the table to generate $2.88 million in gross proceeds.

(3) Represents the total number of shares of common stock outstanding after the issuance of the shares, assuming no issuance of any other shares of common stock.

(4) Represents the shares of common stock to be issued as a percentage of the total number shares of common stock outstanding (assuming no exercise or conversion of any options, warrants or other convertible securities).

                            SELLING SECURITY HOLDERS

Based upon information available to us as of November 24, 2003, the following table sets forth the name of the selling stockholders, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling stockholders will own after the sale of the registered shares, assuming all of the shares are sold. The information provided in the table and discussions below has been obtained from the selling stockholders. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. As used in this prospectus, "selling stockholder" includes donees, pledgees, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer. However, this registration statement does not cover sales by donees, pledges, transferees or other successors-in-interest of Preston Capital.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

                           Ownership Before Offering  Shares Being Offered  Ownership After Offering(1)
                           -------------------------  --------------------  ------------------------


Dutchess Advisors, Ltd.(3) 3,049,033                  200,000               2,649,033
Dutchess Private Equities
         Fund, LP(3)       3,049,033                  200,000               2,649,033
Michael Cummings(4)        8,042,650                  100,000               7,942,650
Marketbyte, LLC (5)          250,000                  125,000                 125,000
Preston Capital
         Partners, LLC(6)    250,000                 900,000(8)               250,000
C.C.R.I. Corp.(7)             25,000                 100,000                   25,000

(1) The numbers assume that the selling stockholders have sold all of the shares offered hereby prior to completion of this Offering.
(2)  Based  on  12,616,330  shares  outstanding  as  of  September  30,  2003.
(3) Two of our directors, Michael Novielli and Douglas Leighton, are the Managing Members of Dutchess Capital Management, which is the General Partner of Dutchess Private Equities. Our director, Theodore Smith, is the Executive Vice President of Dutchess Advisors, LLC.
(4) The 8,042,650 shares includes a five year option to purchase an additional 618,000 shares of our common stock at a price equal to the closing bid price of our common stock on August 29, 2003 which was $2.95.
(5)  The  Managing Member  of  Marketbyte,  LLC  is  Larry  Isen.
(6)  The  Managing  Member  of  Preston  Capital  Partners,  LLC is John Wykoff.
(7)  The  President  of  C.C.R.I.  Corp. is  Malcolm  McGuire.
(8) Represents shares we may issue as a result of exercising our right to put shares to Preston Capital pursuant to an Equity Line of Credit. Since we are not obligated to use the Equity Line of Credit and the amount of shares that we may issue pursuant to the Equity Line is partly based on the future market price of our common stock, we can not predict with accuracy the actual number of shares we may issue to Preston Capital.

                              PLAN OF DISTRIBUTION

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares from time to time:

- in transactions on the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale; or
- in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;
-    at prices related to such prevailing  market  prices,  or
-    in  negotiated  transactions,  or
-    in  a  combination of such methods of sale; or
-    any other method permitted by  law.

The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

Preston Capital and Park Capital Securities, LLC and any broker-dealers who act in connection with the sale of its shares will be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal will be deemed to be underwriting discounts, concessions and commissions under the Securities Act.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owners will be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholders that they may not:

-    engage  in any stabilization activity in connection with any of the shares;
-    bid  for or purchase any of the shares or any rights to acquire the shares,
- attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or
- effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling stockholders that they must effect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.

In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

We expect to incur approximately $20,000 in expenses related to this registration statement. Our expenses consist mainly of accounting and legal fees.

We engaged Park Capital Securities, LLC as our placement agent with respect to the securities to be issued under the Equity Line of Credit. To our knowledge Park Capital Securities, LLC has no affiliation or business relationship with Preston Capital. Park Capital will be our exclusive placement agent in connection with the Investment Agreement. We agreed to pay the Park Capital 1% of the gross proceeds from each put with an aggregate maximum of $7,500 over the term of our agreement. The Placement Agent agreement terminates when our Investment Agreement with Preston Capital terminates pursuant to the terms of that Investment Agreement.

                                LEGAL PROCEEDINGS

In the year ended December 31, 2002, a suit was brought against us in the Superior Court of the State of California, County of San Francisco, by Martin Mast an individual alleging that we made false written and oral representations to induce the plaintiff to invest in our company and that such investment occurred despite the plaintiff's request that the funds be held in a brokerage account maintained by a related entity. A co-defendant Aslam Shaw an individual in the case also filed a cross-complaint in the action alleging theories of recovery against us and several other defendants and alleging fraud, breach of contract, misrepresentation, conversion and securities fraud against us. On November 21, 2003, we reached a settlement with the plaintiffs for $160,000. We are making payments in installments through April 2004. To date $45,000 has been paid. We had accrued $300,000 in the accompanying financial statements against any possible outcome.

On April 25, 2003 the Superior Court of the State of California, County of Orange, entered a judgment in the amount of $46,120 against us in favor of Insulectro Corp. a vendor of our former subsidiary, North Texas Circuit Board, or NTCB. We believe that we were never issued proper service of process for the complaint. In addition, on August 20, 2002 we sold NTCB to BC Electronics Inc. Pursuant to terms of the share purchase agreement, BC
Electronics assumes all liabilities of NTCB. We plan to vigorously oppose the action and request that the judgment be vacated for lack of personal service. Although we are the guarantor on the loan, NTCB is the principal debtor and (i) we will bring action against NTCB to seek relief or (ii) because partial payment was made by NTCB, it could affect the legal status of the guarantee, which we believe may absolve us of liability.

On April 29, 2003, Arman Moheban an individual brought a suit against us in the Superior Court of the State of California, County of Los Angeles, alleging breach of contract pursuant to a settlement agreement dated
November 20, 2002. The suit alleges that we are delinquent in our repayment of a $20,000 promissory note, of which $5,000 has been repaid to date. We plan to vigorously oppose the claim.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The names and ages of all of our directors and executive officers, along with their respective positions, term of office and period such position(s) was held, is as follows:

Name                   Age     Position  Held
-----                   ---     --------------

Michael  Cummings       39      Chief  Executive  Officer,  Director

Michael  A.  Novielli   39      Chairman  of  the  Board  of  Directors

Douglas  H.  Leighton   35      Director

Theodore  Smith         27      Director

BIOGRAPHIES  OF  OFFICERS  AND  DIRECTORS

Set forth below is a brief description of the background of our officers and directors based on information provided by them to us.

MICHAEL CUMMINGS has served as our Chief Executive Officer and director since May 2003. He previously founded and served as President of Network Installation Corp. from 1997 to 2003. During the period from 1999-2001, Mr. Cummings purchased a controlling interest in Tri-City Datatel, Inc., a designer and installer of networking systems. Mr. Cummings sold his interest in 2001. In 1983, Mr. Cummings attended Goldenwest College for Business Law.

MICHAEL A. NOVIELLI has served as our director since April, 2003. Mr. Novielli is a Managing Partner of Dutchess Capital Management, LLC and Dutchess Advisors, LLC. A co-founder of Dutchess in 1996, Mr. Novielli advises the senior management of issuers in which Dutchess Private Equities Fund LP has invested, in areas of business development, legal, accounting and regulatory compliance. Prior to co-founding Dutchess, Mr. Novielli was a partner at Scharff, Witchel & Company, a 40 year-old, full service investor relations firm, where he consulted with publicly-traded companies on areas of finance and business development. Prior to joining Scharff, Mr. Novielli was Vice-President of Institutional Sales-Private Placements at Merit Capital Associates, an independent NASD registered broker-dealer. Before joining Merit, Mr. Novielli began his investment career at PaineWebber, where he served for approximately three years as a registered representative servicing high net worth individuals and institutional clientele. Mr. Novielli has held series 7, 63 and 65 licenses and received his B.S. in Business from the University of South Florida in 1987.

DOUGLAS LEIGHTON has served as our director since April, 2003. Mr. Leighton is a Managing Partner of Dutchess Capital Management, LLC and Dutchess Advisors, LLC. A co-founder of Dutchess in 1996, Mr. Leighton oversees trading and portfolio risk management of investments made on behalf of Dutchess Private Equities Fund LP. Prior to co-founding Dutchess, Mr. Leighton was founder and president of Boston-based Beacon Capital from 1990-1996, which engaged in money management. Mr. Leighton has held series 7, 63 and 65 licenses as well as registered investment advisor status and holds a BS/BA in Economics & Finance from the University of Hartford.

THEODORE SMITH has served as our director since April, 2003. Mr. Smith serves as Executive Vice President of Dutchess Advisors LLC, whom he joined in 1998 and is a liaison between Dutchess Capital Management, LLC on behalf of Dutchess Private Equities Fund, LP and senior management of companies in the Fund's portfolio. Prior to joining Dutchess in 1998, Mr. Smith was a principal at Geneva Atlantic Capital, LLC where he focused on assisting corporate clients with SEC compliance matters, business plan preparation and presentation and capital markets financing. Mr. Smith received his BS in Finance and Marketing from Boston College. Mr. Smith has also served as a director of several public as well as private companies.

Our board currently has four directors. If a vote resulted in a tie, the directors intend to reopen the discussion and vote again until a majority vote is achieved. However, the Board has never used this procedure as all matters are discussed and resolved prior to voting so that a majority vote has always been achieved to date.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of December 7, 2003 by each stockholder known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current director, (iii) each of the executive officers named in the Summary Compensation Table who were serving as executive officers at the end of the 2002 fiscal year and (iv) all of our directors and current executive officers as a group:


                            Amount and
                            Nature of
Name and Address of         Beneficial        Percentage
Beneficial Owner(1)         Ownership         of Class(2)

Michael Novielli            3,087,033 (3)     24.5%

Douglas Leighton            3,087,033 (3)     24.5%

Theodore Smith                 54,600 (3)        *

Michael Cummings            8,042,650 (4)     60.8%

Dutchess Private Equities
Funds, L.P.                 3,049,033 (3)     24.2%
312 Stuart St., 3rd Floor
Boston, MA 02116

Dutchess Advisors, Ltd.     3,049,033 (3)     24.2%
312 Stuart St., 3rd Floor
Boston, MA 02116

All directors and current
executive officers as a
group (4 persons)           11,221,983        84.8%

       *   Less than 1% of outstanding shares of Common Stock.

(1) The address of all individual directors and executive officers is c/o Network Installation Corporation, 18 Technology Drive, Suite 140A, Irvine, CA 92618.

(2) The number of shares of common stock issued and outstanding on September 30, 2003 was 12,616,330 shares. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding on September 30, 2003, plus shares of common stock subject to options held by such person on September 30,2003 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.

(3) Two of our directors, Michael Novielli and Douglas Leighton, are the principals of Dutchess Advisors. Messrs. Novielli and Leighton are also the principals of Dutchess Capital Management LLC, which is the general partner to Dutchess Private Equities Fund. Our director, Theodore Smith, is the Executive Vice President of Dutchess Advisors, LLC. Dutchess Advisors owns 700,000 shares of our common stock. Dutchess Private Equities Fund owns 2,349,333 shares of our common stock. Messrs. Novielli and Leighton each individually own 37,500 shares of our common stock. Messrs. Novielli and Leighton share voting and dispositive power over the shares of our common stock held by Dutchess Advisors and Dutchess Private Equities Fund.

(4) Includes a five year option to purchase 618,000 shares of our common stock at a price equal to the closing bid price of our common stock on August 29, 2003 which was $2.95.

                            DESCRIPTION OF SECURITIES

COMMON  STOCK

Our Articles of Incorporation authorize us to issue 100,000,000 shares of common stock, par value $.001 per share. As of September 30, 2003, 12,616,330 common shares were issued and outstanding.

VOTING RIGHTS. Each share of our common stock entitles the holder thereof to one vote, either in person or by proxy, at meetings of stockholders. Our Board of Directors is elected annually at each annual meeting of the stockholders. Stockholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than 50% of the voting power can elect all of our directors.

DIVIDEND POLICY. All shares of common stock are entitled to participate ratably in dividends when, as and if declared by our Board of Directors out of the funds legally available therefore. Any such dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since inception and presently anticipate that all earnings, if any, will be retained for development of our business. We expect that no dividends on the shares of common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts. We may never pay dividends on our common stock.

MISCELLANEOUS RIGHTS AND PROVISIONS. Holders of common stock have no preemptive or other subscriptions rights, conversions rights, redemption or sinking fund provisions. In the event of the liquidation or dissolution, whether voluntary or involuntary, of Network Installation, each share of common stock is entitled to share ratably in any assets available for distribution to holders of the equity of Network Installation after satisfaction of all liabilities.

TRANSFER  AGENT

Our  transfer  agent  for  our  common  stock  is:

Pacific  Stock  Transfer
500  East  Warm  Springs
Suite  240
Las  Vegas,  NV  89119
Telephone:  (702)  361-3033

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel within the meaning of those terms under Item 504 of Regulation S-B will receive a direct or indirect interest in the small business issuer or was a promoter, underwriter, voting trustee, director, officer, or employee of Network Installation. Nor does any such expert have any contingent based agreement with us or any other interest in or connection to us.

     DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Article VIII of our By-laws provides: Except as hereinafter stated otherwise, the Corporation shall indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them, and each of them including but not limited to legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of this Corporation.

Article VIII of our Articles of Incorporation states that: The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Under the foregoing provisions of our Certificate of Incorporation and By-Laws, each person who is or was a director or officer shall be indemnified by us to the full extent permitted or authorized by the General Corporation Law of Nevada. Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against such person by reason of the fact that such person is a director or officer of Network Installation, such person shall be indemnified against expenses, including attorneys' fees, reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful.

If unsuccessful in defense of a suit brought by or under the right of Network Installation, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests, except that if such a person is adjudicated to be liable in such suit for negligence or misconduct in the performance of such person's duty to us, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to be indemnified for such expenses.

As soon as may be practicable, we expect to cover our officers and directors by officers' and directors' liability insurance in an amount to be determined by the Board of Directors which will include reimbursement for costs and fees. We expect to enter into Indemnification Agreements with each of our executive officers and directors which will provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a Proceeding, as defined, including amounts paid in settlement by or on behalf of an Indemnitee.

We entered into a Consulting Agreement with Dutchess Advisors on April 1, 2003. Two of our directors, Michael Novielli and Douglas Leighton, are principals of Dutchess Advisors. This Agreement provides that we will indemnify Dutchess
Advisors for all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith, including reasonable attorneys' fees and disbursements, incurred by Dutchess Advisors as a result of (i) any misrepresentation or breach of any representation or warranty made by us in the Agreement or any other certificate, instrument or document, (ii) any breach of any covenant, agreement or obligation contained in this Agreement or any other certificate, instrument or document,
(iii) any cause of action, suit or claim brought or made against Dutchess Advisors by a third party and arising out of the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with written information furnished to Dutchess Advisors by us.

On April 8, 2003, we entered into a Subscription Agreement with Dutchess Private Equities Fund which provides that we shall defend, protect, indemnify and hold harmless Dutchess Private Equities Fund from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith, and including reasonable attorneys' fees and disbursements incurred by Dutchess Private Equities Fund as a result of (i) any misrepresentation or breach of any representation or warranty made by us (ii) any breach of any covenant, agreement or obligation
(iii)  any  cause  of  action,  suit  or  claim brought or made against Dutchess
Private Equities Fund by a third party and arising out of the execution, delivery, performance or enforcement of the document contemplated in the Agreement, (iv) any transaction financed or to be financed with the proceeds of the issuance of the Debentures or (v) the status of Dutchess Private Equities Fund as our investor, except insofar as any untrue statement or omission is made in reliance upon and in conformity with written information furnished to the Registrant by Dutchess Private Equities Fund. If Dutchess Private Equities Fund, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder in connection with transactions contemplated by transactions between us and Dutchess Private Equities Fund, we will reimburse Dutchess
Private  Equities  Fund  for  its  reasonable  legal  and  other  expenses.

COMMISSION POSITION ON INDEMNIFICATION OF OFFICERS AND DIRECTORS FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We generally use words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our "Risk Factor" section and elsewhere in this report. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.


                             DESCRIPTION OF BUSINESS

HISTORY

We incorporated in the State of Nevada as Color Strategies on March 24, 1998. On October 1, 1999, we created a wholly-owned subsidiary named Infinite Technology Holding, Inc. On December 23, 1999, we changed our name to Infinite Technology Corporation. On May 4, 2000, we changed our name from Infinite Technology Corporation to Network Installation Corporation. On the same date, we changed the name of our wholly-owner subsidiary to Network Installation Holdings, Inc.

In May of 2000, we acquired Mardock, Inc., a designer, manufacturer and distributor of apparel and promotional products. In August 2000, we acquired a majority interest in North Texas Circuit Board Co., or NTCB through the acquisition of 67% of the common stock of Primavera Corporation, the parent company of NTCB, in exchange for 195,000 shares of our common stock, valued at $325,000, plus a contribution of $1,250,000 in cash to NTCB as additional working capital. NTCB manufactures high quality printed circuit boards. In September 2000, we acquired 80% of the outstanding stock of OpiTV.com. OpiTV.com was an I-commerce technology company in the development stage with a business plan to market and distribute a TV device. In November 2000, we acquired an additional 13% of Primavera Corporation. This increase in equity brought our indirect ownership of NTCB from 67% to 80%.

In late 2000, management determined that our capital and management resources were spread too thin to properly address the capital needs and the management needs of our three subsidiaries. As a result, in July of 2001, we sold all of our common stock ownership in Mardock, Inc. and OpiTV.com.

In July 2001, we acquired the remaining 20% of Primavera's common stock. On August 20, 2002, we sold NTCB to a third party in exchange for cancellation of debt of approximately $2,255,860 and retention by us of a 10% interest in the after tax profit of NTCB to us for a period of five years subsequent to the consummation of the transaction. On December 27, 2002, we disposed of 100% of Flexxtech Holdings, Inc. Flexxtech Holdings was the parent corporation of Primavera Corporation. After the sale of NTCB, Flexxtech Holdings had no significant assets and was disposed of to Western Cottonwood Corp., an affiliate, for nominal consideration of $10.

On October 1, 2002, we signed to acquire 80% of the outstanding common shares of W3M, Inc., dba Paradigm Cabling Systems, a privately held California corporation, in a stock for stock exchange. Paradigm is a full service computer cabling, networking and telecommunications integrator contractor. As part of the transaction, we agreed to use our best efforts to arrange for an infusion of $250,000 in additional capital, either as debt or equity or some combination of both, to Paradigm, in order to increase its working capital. However, we were unable to arrange infusion of the capital per the agreement.

On April 8, 2003, we and Paradigm agreed that the transaction is void ab initio, that is, at its inception, with the effect that Paradigm remains the owner of all of its assets and the shares of our preferred stock are restored to the status of authorized shares. The Purchase Agreement and all related documents and all documents delivered in connection therewith were thereby terminated ab initio and are of no force or effect whatsoever. In connection with funds invested as working capital into Paradigm during the period from October 1, 2002 until April 1, 2003, we issued to Ashford Capital LLC and e-fund Capital/Barrett Evans, 5 year convertible debentures in the amount of $65,000 and $75,000 respectively. Ashford and eFund made investments directly into Paradigm under the assumption that a merger between Paradigm and us would be consummated. As part of the rescission negotiations, we agreed to issue the debentures to Ashford and eFund. Michael Cummings, President of Paradigm also resigned as a Director of our Board of Directors.

On April 9, 2003, we executed a Restructuring Agreement. The Agreement was executed to restructure our balance sheet in order to more easily attract an operating business to merge with or acquire. Pursuant to the Restructuring Agreement, Western Cottonwood Corporation, a related party through a major shareholder, agreed to forgive its notes receivable and interest receivable from us as of December 31, 2002. The receivable totaling $1,984,850 was booked in consideration for cash we received from Western Cottonwood. The receivable totaling $1,984,850, was forgiven in exchange for shares of our common stock totaling 4.9% of the total outstanding shares immediately following our first merger or acquisition transaction. The principal shareholder of Western
Cottonwood Corporation and Atlantis Partners, Inc. is John Freeland, formerly our largest investor. Mr. Freeland was also formerly an affiliate through his beneficial ownership of 23% of our total outstanding shares through Western
Cottonwood. Mr. Freeland is no longer an affiliate. To our knowledge, his current beneficial ownership represents 3.9% of our current total outstanding shares. Pursuant to the agreement, (i) Western Cottonwood and Atlantis Partners shall maintain a combined ownership percentage of a non-dilutive 4.9% and Greg Mardock, our former president, shall maintain a combined ownership percentage of a non-dilutive 2% through our first merger or acquisition transaction and (ii) Mr. Mardock resigned as President and Director(iii) three nominees of Dutchess Private Equities Fund, LP were appointed directors.

In April 2003, we executed a Letter of Intent to merge with Irvine, CA- based Network Installation Corporation. Network Installation is a designer and installer of data, voice, and video networks. The transaction closed in May, 2003. The total consideration and method of payment are $50,000 in cash and 7,382,000 shares of our common stock. In addition, we issued a five year option to purchase an additional 618,000 shares of our common stock to Mr. Cummings if our total revenue exceeds $450,000 for the period beginning on June 1, 2003 and ending August 31, 2003. The option is exercisable at a price equal to the closing bid price of our common stock on August 31, 2003.

Network Installation was established in July 1997 as a California corporation as a low voltage-cabling contractor and in 1999 changed its focus to provide products, project management, design and installation within the networking and communications sector.

OVERVIEW

We are a project engineering company that designs and installs specialty communication systems for data, voice, video and telecom. We determine our clients' requirements by doing a need analysis and site audit. Then we implement our design and specification of the specialty communication system, which may include Wireless Fidelity, or Wi-Fi, with the deployment of a fixed Wireless Local Area Network, or WLAN. We believe we can integrate superior solutions across a vast majority of communication requirements because we have experts in each aspect of communication services from the design, project management, the installation of our products through the maintaining of our products. We earn revenue for services rendered which include; (i) the installation of data, voice, video and telecom networks; (ii) the sale of networking products that are installed and (iii) consulting services in the assessment of existing networks.

We have a two-pronged approached to our business model. One is the continued focus on our core competency of project management service which entails inventory management, maintaining project timelines, auditing completed work and quality assurance of projects in wired networking infrastructure, design, installation and support of communications solutions. Second, is to leverage that expertise in our pursuit of the infrastructure build-out of Wi-Fi and WLAN. With our experience and expertise in the wired networking infrastructure industry, we can design, manage, install and service our wireless customers with the same processes, personnel and management. Many of our competitors are new to deploying wireless infrastructure and have never installed any type of infrastructure. We believe we can leverage our expertise to compete in this new technology.

INDUSTRY  OVERVIEW  (SPECIALTY  COMMUNICATION  SYSTEMS)

A structured cabling system is a set of cabling and connectivity products that integrates the voice, data, video, and various management systems of a building, such as safety alarms, security access and energy systems. These systems typically consist of an open architecture, standardized media and layout, standard connection interfaces, adherence to national and international standards, and total system design and installation. Other than the structured cabling system, voice, data, video, and building management systems have nothing in common except similar transmission characteristics, such as analog or digital data signals, and delivery methods such as conduit, cable tray, or raceway, that support and protect the cabling investment.

Modern Ethernet networking equipment is designed around the concept that each device in a building's network has a dedicated media connection to a central "hub". In a standard hub the LAN bandwidth is shared among all the station. With dedicated hubs, also called switched technology, a given cable is allocated for use by a single device.

This was not always the case. The original design of network systems assumed a common, shared medium: coaxial cable. Structured cabling systems, while having drawbacks with regards to absolute transmission performance, show considerable cost savings to the owner by reducing the costs of moves, changes and additions. These benefits far outweigh the cost of implementation, making structured cabling the optimum choice for building wiring.

The industry had been dominated by thousands of proprietors with former employment experience in telecommunications and electrical contracting. With the boom in technological advances over the past fifteen years, the convergence of data medium; text, voice, and video has placed a premium in obtaining such information, faster, cheaper and now wireless. This paradigm shift in the functionality of data transmission now mandates a more detailed insight into computer science, project management and a thorough understanding of a potential customer's total communications needs.

INDUSTRY  OVERVIEW  (WI-FI)

We believe, in the past two years, Wireless Fidelity, also known as Wi-Fi, has emerged as the dominant standard for wireless local areas networks, or WLANS worldwide. A Wi-Fi network can cover an area of typically 100-500 feet with Internet access hundreds of times faster than a modem connection. We believe that, unlike other wireless technologies such as CDMA and GSM, Wi-Fi enjoys 100% global acceptance and that it has become a single networking standard for all developers, equipment manufacturers, service providers and users.

Hundreds of equipment manufacturers are now flooding the market with millions of Wi-Fi cards and access points. The single Wi-Fi standard ensures these devices all interoperate with each other, so, for example, an access point made by Netgear will communicate with a network card from Linksys.

Hundreds of new companies have begun setting up Wi-Fi access points called "hot spots" in cafes, hotels, airports, book stores and other public spaces. These hot spot operators install Wi-Fi access points and either sell high speed wireless Internet access for a fee or offer it to the public for free.

Hot Spot Operators include Wayport, STSN, Surf and Sip, StayOnline, Pronto, NetNearU, Deep Blue, Fatport, Air Portal, Ikano, Picopoint, TheCloud and Azure. In the last year, major wireless carriers have thrown their hat in the ring, including T-Mobile, which is building hot spots in Starbucks cafes, Borders book stores, Kinko's stores and airline clubs, AT&T Wireless, British Telecom, Swisscom, Telecom Italia and Sprint PCS.

Forces outside the industry are also rapidly arming users with Wi-Fi radios. Consumers also buying Wi-Fi-compatible hardware in their laptops and PDAs for use in the office or home.

We believe Wi-Fi is over 100 times faster than a standard modem connection. Wi-Fi is also significantly faster than the wireless services provided by cellular carriers which typically deliver throughput between 40k and 60k. The actual speed experienced by hot spot users is determined by the hot spot's connection to the Internet, which can range from low-end DSL (384k) to one or more T1s (1.5Mb and up), but this still promises much faster speed than any other available technology.

We are seeking to exploit the rapid build up of wireless networks by focusing our marketing efforts on its currently installed base of universities, K-12, municipalities and Fortune 1000 companies.

OUR  BUSINESS

A company's communication network is critical in achieving the timely flow of information. Typically, a company's network expands beyond its existing headquarters to remote offices and remote users. The number of networking applications continues to grow and the demand for high-speed connectivity to move data back and forth is increasing dramatically. Until recently, a company's only alternative in obtaining high-speed connectivity was to contact the telephone company and have a high-speed landline service installed so that connectivity could be achieved between its locations. The issue today is that these high-speed landlines take too much time to install, are not available in all locations, do not solve remote application usage and are costly to use on a monthly basis.

We seek to exploit the growing demand in high-speed connectivity by providing complete network solutions including best of breed wireless products, engineering services for which our technicians design the applications required for the network build out, structured cabling and deployment. We offer the ability to integrate superior solutions across the vast majority of communication requirements.

There are multiple products associated with the deployment of a wireless solution including microwave equipment, free space optical equipment and specialty components. There are also important services such as site design, product integration, structured cabling, network security, training and technical support. The integration of all these products and services is critical in achieving the desired results for the customer. The specific products used and services offered vary depending on the connection speed required and distances between points. We provide specialty communication systems, Wi-Fi deployment and WLANs to corporations, municipalities and educational institutions.

We define wireless deployment as the internal and external design and installation of a wireless solution to support connectivity between two or more points without the utilization of landline infrastructure. End users turn to us to design and integrate a wireless solution, as there are many components from various technology providers. Wireless solutions can offer a user:
-  High-speed  connectivity;
-  Immediate  installation;
-  Network  ownership;  and
-  Low  costs.

We also provide network security, train end users and provide on-going technical support to insure a successful installation.

In January 2004, we opened a Sales and Service location in Las Vegas, Nevada to expand our business beyond California and reach new customers in that region.

SUPPLIERS

While we are predominately a service company, we purchase and resell products such as networking routers, cable, software and video equipment that are involved in our project installations. We purchase our products from various distributors. Should any of these distributors cease operations, our business would not be adversely affected because these products are readily available from multiple distributors locally, regionally or nationally.

We have agreements with Vivato and Motorola Inc. that give us what we believe to be the finest suite of products in the installation of wireless solutions.
Through our Motorola agreement and the use of one of its flagship wireless products "The Canopy," we have the ability to install point to point service directly for Wireless Internet Service Providers or proprietors of WLANs or expanded 'Hot Zones' up to 4 kilometers through our Vivato agreement. Vivato is a San Francisco-based network infrastructure company and manufacturer of the industry's first Wi-Fi switches for enterprises and service providers. Adhering to the IEEE 802.11 standard, Vivato's patent-pending PacketSteering(TM) technology changes the old rules of Wi-Fi deployment. Vivato Wi-Fi switches deliver unprecedented range and capacity, with enterprise-class security.

SALES  AND  MARKETING

Our employees market and sell our services through a direct team of five sales and project management professionals. We are proactive and able to visit personally with our clients from time to time. We do not employ an outside sales force.

We also use several methods of mass marketing to advertise our products and services including direct mailings, and the distribution of brochures which describe our services. Additionally, we maintain a web site that describes our services. We believe that these methods of marketing are a key factor in the securing of new business.

CUSTOMERS

We currently provide our products and services to the markets in K-12 education, universities, municipalities and Fortune 1000 companies. Some of our current customers include the University of California - Los Angeles, University of Southern California, Wells Fargo and Safeway. The University of California - Los Angeles currently represents approximately 30% of our annual revenue. No other customer represents more than 10% of our annual revenue.

COMPETITION

The network cabling market is very fragmented and highly competitive. In the markets where we operate, we experience intense competition from other independent providers of network solutions. Our competitors include regional, privately-held companies including Sunglo Communications, Pacific Coast Cabling, and Netversant. We are aware of only one publicly-traded competitor, WPCS International Inc. There is no one dominant competitor. We believe that success in the industry is based on maintenance of product quality, competitive pricing, delivery efficiency, customer service and satisfaction levels, maintenance of satisfactory dealer relationships, and the ability to anticipate technological changes and changes in customer preferences. We believe our competitive advantage lies in our ability to provide superior customer service while offering a more diverse line of hard product offering than our competitors.

EMPLOYEES

As of October 3, 2003, we employed 25 full time employees, four are executives, five are in sales and marketing, fifteen are project managers and technicians and one is in administration. We believe our relations with all of our employees are good.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

OVERVIEW

We are a project engineering company that focuses on the implementation requirements of specialty communication systems, Wireless Fidelity, or Wi-Fi, deployment and fixed Wireless Local Area Networks, or WLANs. We offer the ability to integrate superior solutions across a vast majority of communication requirements.

We have a two-pronged approached to our business model. One is the continued focus on our core competency of project management in wired networking infrastructure, design, installation and support of communications solutions. Second, is to leverage that expertise in our pursuit of the infrastructure to build-out of Wi-Fi and WLANs.

CRITICAL  ACCOUNTING  POLICIES

We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact and any associated risks related to these policies on our business operations are discussed throughout this section where such policies affect our reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, see in the Notes to the financial statements of Network Installations for the year ended December 31, 2002 included with 8-K/A filed on September 2, 2003. Note that our preparation of our Consolidated Financial Statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Our accounting policies that are the most important to the portrayal of our financial condition and results, and which require the highest degree of management judgment relate to revenue recognition, the provision for uncollectible accounts receivable, property & equipment, advertising and Issuance of shares for service.

Our revenue recognition policies are in compliance with all applicable accounting regulations, including American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts. Revenues from installations, cabling and networking contacts are recognized when the contracts are completed. The completed-contract method is used because the contracts are short-term in duration or the Company is unable to make reasonably dependable estimates of the costs of the contracts.

Our revenue recognition policy for sale of network products is in compliance with Staff accounting bulletin (SAB) 101. Revenue from the sale of network products is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed and collectibility is reasonably assured.

We estimate the likelihood of customer payment based principally on a customer's credit history and our general credit experience. To the extent our estimates differ materially from actual results, the timing and amount of revenues recognized or bad debt expense recorded may be materially misstated during a reporting period.

Property and equipment is carried at cost. Depreciation of property and equipment is provided using the declining balance method over the estimated useful lives of the assets at five to seven years. Expenditures for maintenance and repairs are charged to expense as incurred.

We  expense  advertising  costs  as  incurred.

We account for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

GOING  CONCERN  OPINION

Our audited financial statements for the fiscal year ended December 31, 2002, reflect a net loss of $109,806. Our unaudited financial statements for the nine month period ended September 30, 2003 reflect a net loss of $2,817,494. Although these conditions raised substantial doubt about our ability to continue as a going concern if we do not acquire sufficient additional funding or alternative sources of capital to meet our working capital needs, we believe we could continue operating for the next twelve months without additional capital but would have to curtail our operations and plans for expansion. Our plan to continue operations in relation to our going concern opinion is to complete the registration process with the SEC so we can access the Equity Line of Credit provided by Preston Capital. We believe proceeds from this offering should enable us to return to profitability.

THREE  MONTHS  AND  NINE  MONTH  PERIODS ENDED SEPTEMBER 30, 2003 AS COMPARED TO
THREE MONTHS AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2002 (RESTATED FOR DISPOSAL OF SUBSIDIARIES)

RESULTS  OF  OPERATIONS
-----------------------

We generated consolidated revenues of $444,736 and $1,199,688 for the three and nine months ended September 30, 2003 as compared to $760,450 and $813,543 for the three months and nine months ended September 30, 2002. The decrease in revenues for this quarter when compared to the same quarter last year is due to the structure of some K-12 contracts, which were required by the client to be invoiced by September 30, 2002. We received fewer K-12 contracts for the period ended September 30, 2003 vs. the same period in 2002 due to budget cuts from the state of California in 2003. We also experienced an increase in higher education contracts during the period ended September 30, 2003 vs. same period 2002 due to an increase in target marketing to this sector. Our year to date revenues are higher than the same period a year ago due to an increase in the total amount of new contracts received. Currently, our cash needs include, but are not limited to, legal and accounting services, and future acquisitions

NET  REVENUES
-------------

We generated net revenues of $444,736 and $1,199,688 for the three and nine months ended September 30, 2003 as compared to $760,450 and $813,543 for the three months and nine months ended September 30, 2002. The decrease in revenues for this quarter when compared to the same quarter last year is due to the structure of some K-12 contracts, which were required by the client to be invoiced by September 30, 2002. We received fewer K-12 contracts for the period ended September 30, 2003 vs. the same period in 2002 due to budget cuts from the state of California in 2003. We also experienced an increase in higher education contracts during the period ended September 30, 2003 vs. same period 2002 due to an increase in target marketing to this sector. Our year to date revenues are higher than the same period a year ago due to an increase in the total amount of new contracts received. All of our revenue in the current period is from Network Installation Corp. Our operations from the subsidiaries disposed off in 2002 have been separately classified in the Statements of Operations.

COST  OF  REVENUES
------------------

We incurred Cost of Revenue of $358,131 and $916,244 for the three and nine month period ended September 30, 2003 as compared to $ $439,631 and $479,617 for the three and nine month period ended September 30, 2002. Our Cost of Revenue decreased for the 3 months ended September 30, 2003 when compared to the same period in 2002, due to a decrease in Revenues for the three month period ended September 30, 2003. Our Cost Of Revenue for the nine month period ended
September 30, 2003 increased when compared to the same period in 2002, due to increased Revenue for the nine month period ended September 30, 2003.

GENERAL,  ADMINISTRATIVE  AND  SELLING  EXPENSES
------------------------------------------------

We incurred costs of $1,332,236 and $1,823,409 for the three and nine month ended September 30, 2003 as compared to $276,371 and $393,643 for the three month and nine month periods ended September 30, 2002, respectively. General, Administrative and Selling Expenses in the current period increased primarily because we issued shares of common stock amounting $687,419 as consulting fees in the current period as compared to issuance of common shares amounting to $121,950 in the prior period. We issued 675,000 shares for directors' fees and consulting fees in the period ended September 30, 2002.

NET  LOSS  BEFORE  INCOME  TAXES  AND  LOSS  ON  DISCONTINUED  SEGMENTS
-----------------------------------------------------------------------

We had a loss before taxes of ($2,520,164) and ($2,816,694) for the three and nine month periods ended September 30, 2003, as compared to a profit of $43,788 for the three month period ended September 30, 2002 and a loss of ($63,405) for the nine month period ended September 30, 2002. The increase in net loss before income taxes is due to the factors described above.

NET  LOSS
---------

We had a loss of ($2,520,164) and ($2,815,894) for the three and nine month periods ended September 30, 2003, as compared to a profit of $43,788 for the three month period ended September 30, 2002 and a loss of ($62,605) for the nine month period ended September 30, 2002. The decrease increase in net loss is due to the factors described above.

BASIC  AND  DILUTED  LOSS  PER  SHARE
-------------------------------------

Our basic and diluted loss per share for the quarter ended September 30, 2003 was ($0.23) as compared to net income per share of $0.01 for the quarter ended September 30, 2002. Our basic and diluted loss for the year ended December 31, 2002 was ($10.98) compared to ($30.89) for the year ended December 31, 2001 due to a reduction of our Net Loss.

TWLEVE MONTH PERIOD ENDED DECEMBER 31, 2002 AS COMPARED TO TWELVE MONTH PERIODS ENDED DECEMBER 31, 2001 (restated for disposal of subsidiaries)


Results  of  Operations
------------------------

Consolidated revenues for the year ended December 31, 2002 were $804,080 compared to $294, 271 for the year ended December 31, 2001 due to increased marketing and contracts received.

Net  Revenues
--------------

Net revenues for the year ended December 31, 2002 were $804,080 compared to $294,271 for the year ended December 31, 2001 due to increased marketing and contracts received.

Cost  Of  Revenues
------------------

Cost of revenues for the year ended December 31, 2002 were $568,444 compared to $171,635 for the year ended December 31, 2001 due to increased revenue.

General,  Administrative  and  Selling  Expenses
-------------------------------------------------

General, Administrative and Selling Expenses for the year ended December 31, 2002 were $340,267 compared to $304,364 for the year ended December 31, 2001 due to increased personnel headcount.


Net  loss
----------

Net Loss for the year ended December 31, 2002 was ($104,631) compared to ($181,728) for the year ended December 31, 2001 due to a reduction of our General, Selling and Administrative costs as a percentage of our total revenue.


Basic  and  diluted  loss  per  share
--------------------------------------

Our basic and diluted loss for the year ended December 31, 2002 was ($10.98) compared to ($30.89) for the year ended December 31, 2001 due to a reduction of our Net Loss.


LIQUIDITY  AND  CAPITAL  RESOURCES
----------------------------------

As of September 30, 2003, our Current Assets were $419,993 and Current Liabilities were $2,340,871. Cash and cash equivalents were $667. Our Stockholder's Deficit at September 30, 2003 was ($2,291,733).

We had a net usage of cash due to operating activities in September 30, 2003 and 2002 of $460,497 and $86,783 respectively. We had net cash provided by financing activities of $443,178 and $73,206 for the nine month period ended September 30, 2003 and 2002, respectively. We had $336,150 from borrowings in the period ended September 30, 2003 as compared to $0 in the corresponding period last year. We had a net usage of cash due to operating activities for the years ended December 31, 2002 and 2001 of $43,584 and ($28,163) respectively. We had net cash provided by financing activities of ($34,142) and $50,000 for the years ended December 31, 2002 and 2001, respectively. We had $0 from borrowings in the year ended December 31, 2002 as compared to $50,000 in the corresponding period in 2001.

Our  obligations  include:

-    a  $3,500  payable  based  on  the  purchase  agreement  of our subsidiary;
- $44,000 in loans from a major shareholder and officer. The amount is unsecured, due on demand and non interest bearing.
- We defaulted on a note that prohibited certain acquisitions when we acquired our subsidiary. We are in the process of making payments with a financing institution. The amount outstanding at September 30, 2003, amounted to $39,949.
- We have notes payable to unrelated parties amounting to $21,781. These notes are due on demand, bear interest rate of 6% per annum and are unsecured.

On February 27, 2003, our subsidiary entered into a factoring and security agreement to sell, transfer and assign certain accounts receivable to Orange Commercial Credit, or OCC. OCC may at its sole discretion purchase any specific account. All accounts sold are with recourse on seller. All of our property of our subsidiary including accounts receivable, inventories, equipment and promissory notes are collateral under this agreement. OCC will advance 80% of the face amount of each account. The difference between the face amount of each purchased account and advance on the purchased account shall be reserve and will be released after deductions of discount and charge backs on the 15th and the last day of each month. OCC charges 1% of gross face value of purchased receivable for finance charge and 1% for administrative fees with minimum charge of $750 on each settlement date. As of September 30, 2003, we factored receivables of approximately $129,929. In connection with the factoring agreement, we included fees of $10,752 in the period ended September 30, 2003.

On September 17, 2003, our subsidiary entered a factoring agreement with a related entity for $76,000 face amount. This amount is payable in 30 days and certain receivables were assigned and delivered. In the event that on the maturity date, any amounts on the note remain, the holder can exercise its right to increase the face amount by $10,000 per month that the Note remains unpaid.

In the year ended December 31, 2001, we issued debentures amounting to $720,000, carrying an interest rate of 6% per annum, due in August 2003. The term of the debentures were subsequently extended to August 2008. The holders are entitled to, at any time or from time to time, convert the conversion amount into shares of our common stock at a conversion price for each share of common stock equal to the lower of (a) 120% of the losing bid price per share on the closing date, and (b) 80% of the lowest closing bid price per share of our common stock for the five trading days immediately preceding the date of conversion. As of December 31, 2003, the outstanding balance of the debentures amounted to $443,501.

On April 7, 2003, we issued convertible debentures of $140,000 to eFund Capital and Ashford Capital LLC. The holders of the debentures are entitled to convert the face amount of this debentures, plus accrued interest at the lesser of (i) 75% of the lowest closing bid price during the 15 trading days prior to the conversion date or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the closing date. The convertible debentures shall pay 6% cumulative interest, in cash or in shares of common stock, at our option, at the time of each conversion. The debentures are payable on April 8, 2008. The convertible debentures are convertible into shares of our common stock.

On April 7, 2003, we issued debentures amounting to $105,000 to Dutchess Private Equities Fund, LP carrying an interest rate of 6% per annum, due in April 2008. The face amount of this debenture may be converted, in whole or in part, any time. The holders are entitled to convert the face amount of the debenture, plus accrued interest, anytime at the lesser of (i) 75% of the lowest closing bid price during the 15 trading days prior to the Conversion Date or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the Closing Date. The convertible debentures are convertible into shares of our common stock.

During the period ended September 30, 2003, we issued $158,000 debentures to Dutchess Private Equities Fund, LP. These debentures carry an interest rate of 6% per annum, due in July to September 2008. The face amount of these debentures may be converted, in whole or in part, any time following the closing date. The holder is entitled to convert the face amount of this debenture, plus accrued interest, anytime, at the lesser of (i) 75% of the lowest closing bid price during the 15 trading days prior to the Conversion Date or (ii) 100% of the average of the closing bid prices for the 20 trading days immediately preceding the Closing Date. The convertible debentures are convertible into shares of our common stock.

Convertible  promissory  notes  payable

In the year ended December 31, 2001, we issued convertible promissory notes of $100,000 due on April 1, 2004, carrying an interest rate of 10% per annum. The holder of $100,000 promissory notes is entitled to convert the conversion amount into shares of common stock of the Company, par value $.001, at any time, per share at a conversion price for each share of common stock equal $7.00 per share of common stock. The note is secured and collateralized by shares of common stock of the Company at one share per every five dollars of the principal. As of September 30, 2003, the outstanding value of this note is $75,000.

We have signed an Investment Agreement with Preston Capital for $2,500,000 in an Equity Line arrangement. The Investment Agreement allows us to "put" to Preston Capital at least $10,000, but no more than $100,000. The purchase price for our common stock identified in the Put Notice shall be equal to 95% of the average of four lowest posted bid prices of our common stock during the five days after we deliver the put notice to Preston Capital. We can initiate a new put after we close on the prior put.

We believe funds from operations and the Equity Line will provide sufficient capital for the next twelve months.

SUBSIDIARIES
------------

As of January 15, 2004 we had one subsidiary, Network Installation Corporation. Network Installation Corp. is the name of both the parent company incorporated in the state of Nevada and the subsidiary incorporated in the state of California.

                             DESCRIPTION OF PROPERTY

We currently sublease 2,500 sq ft. of office space located in a technology park at 18 Technology Dr., Suite 140A, Irvine, CA. Our monthly rent is approximately $2,300 per month, and our lease runs month to month.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 7, 2002, we issued 51,361 shares of common stock in the name of Delaware Charter Guarantee and Trust, FBO Greg Mardock, our CEO and a director at that time, in exchange for a promissory note of $64,588 principal amount and interest of $5,861. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

On October 8, 2002, we issued to 21,250 and 8,750 shares to Edward R. Fearon, and Escamilla Capital Corporation respectively, both related parties. Fearon and Hector Escamilla were each an officer and director of both Primavera Corp. and Escamilla Capital Corporation. In addition, Fearon was CEO of our former subsidiary NTSB. These shares were issued in exchange for notes issued by Primavera Corporation to BECO M-A, L.P. and BECO Joint Venture No. 1 amounting to $60,000 and accrued interest of $16,595 total consideration of $76,595. Fearon and Escamillia were also officers and directors of BECO M-A, L.P. and BECO Joint Venture No. 1. When we acquired Primavera Corp. we also acquired its liability to BECO M-A, L.P. and BECO Joint Venture No. 1. Mr. Fearon and
Escamilla Capital Corporation agreed to accept shares to settle the debt instead of cash. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

On October 31, 2002, Western Cottonwood Corporation, a related entity, agreed to convert $2,000,000 in debt owed by us to 200 shares of our Series A Preferred Stock. Subsequent to December 31, 2002 the shares were not issued and the agreement was mutually voided. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

On November 5, 2002, we issued Western Cottonwood Corp 75,000 shares of common stock in exchange for $75,000 in Promissory Notes. Subsequent to December 31, 2002 the note was amended to be in exchange for $300,000 in Promissory Notes. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

On April 7, 2003, we issued 800,000 shares of common stock to Dutchess Private Equities Fund as inducement for debentures amounting to $80,000. The shares were valued at $120,000. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

On April 8th, 2003, we entered into an agreement to rescind the acquisition of W3M, Inc., dba Paradigm Cabling Systems, from its inception. The agreement was made available in our 10-KSB filed on April 15, 2003. In order to acquire 80% of the outstanding common stock of Paradigm, we entered into an acquisition agreement dated October 31, 2002. Pursuant to the terms of the acquisition, 80% of the outstanding capital stock of Paradigm was transferred to us. In exchange, we agreed to issue shares of a new Series A Convertible Preferred Stock to the exchanging shareholders of Paradigm as follows:

Name                No. Of Shares of Series A Convertible Preferred
- ----                -----------------------------------------------
Michael Cummings                   71.25 shares
Ashford Capital                    71.25 shares
Total                             142.50 shares

This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

We subsequently agreed with Paradigm to void the Transaction ab initio (that is, at its inception), with the effect that Paradigm is the owner of its Assets and Liabilities and the shares of our Preferred Stock issued to Paradigm are restored to the status of authorized but unissued shares. We exchanged mutual general releases with Paradigm in order to restore the parties to their respective positions immediately prior to the execution and delivery of the purchase agreement. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

On April 9, 2003, we entered into a Restructuring & Release Agreement with Greg Mardock, John Freeland, Western Cottonwood Corporation, Atlantis Partners and VLK Capital Corp. Pursuant to this Agreement, Greg Mardock resigned as our director and employee and Michael A. Novielli, Douglas H. Leighton and Theodore
J. Smith, Jr. were appointed as directors. Listed below are additional obligations of parties to the Agreement:

- Western Cottonwood Corporation agreed to forgive $1,984,849.99 in Notes receivable and interest receivable as of December 31, 2002.

-    Greg  Mardock  resigned  as  our  officer  and  employee.

- Messrs. Mardock and Freeland immediately released any and all claims to collateral, security or title of any of our assets.

- Western Cottonwood and Atlantis Partners will maintain a combined ownership percentage of 4.9%. The percentage ownership of 4.9% shall be non-dilutive through our first merger or acquisition transaction with a going concern.

- Greg Mardock will maintain an ownership percentage of 2.0%. His ownership percentage of 2.0% shall be non-dilutive through our first merger or acquisition transaction with a going concern.

- We issued 690,000 shares of common stock as a part of restructuring agreement at a value of $1,727,908. All stock issued to the parties to this Agreement was restricted and had no registration rights. The parties also agreed to additional rules governing resale of the shares. The shares may not be sold either in the public market nor in a private transaction for a period of one year, the parties may not sell more than one twelfth of their entire ownership stake in any one month for a period covering the thirteenth month through the twenty fourth month. Additionally, for a period of time the stock is not transferable and may not be loaned. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

On April 8, 2003 we entered into a Consulting Agreement with Dutchess Advisors LLC, where Dutchess would provide the following services:

-    Assist  us  with  our  capitalization  and  restructuring;  and

- Assist us with our business development by seeking potential business partners, candidates for joint ventures, mergers and acquisitions or qualified persons to join our board of directors. This transaction as no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

We agreed to pay Dutchess Advisors, LLC 700,000 shares of common stock for these Services. These shares were valued at $105,000. Additionally, we agreed to pay $3,000 per month for non accountable expenses for months 1-12 and $5,000 per month for months 13-24. The term of the Consulting Agreement is 24 months. This transaction as no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

On May 16, 2003, we entered into a Stock Purchase Agreement with Michael Cummings, the owner of 100% of the outstanding shares of common stock of Network Installation, Inc., or Network. Pursuant to this Agreement, we acquired all outstanding shares of common stock of Network. The purchase price consisted of $50,000 and 7,382,000 shares of our common stock. In addition, we agreed to issue a five year option to purchase an additional 618,000 shares of our common stock to Mr. Cummings if Network's total revenue exceeds $450,000 for the period beginning on June 1, 2003 and ending August 31, 2003. The options are exercisable at a price equal to the closing bid price of our common stock on August 29, 2003 which was $2.95. As of January 15, 2004, Mr. Cummings has not exercised the options. At the time of the acquisition there were no material relationships between us and Mr. Cummings. As a result of the acquisition, Mr. Cummings replaced Mr. Novielli as Chief Executive Officer and became our director. Mr. Novielli remained as Chairman of the Board of Directors. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Bid and ask quotations for our common shares are routinely submitted by registered broker dealers who are members of the National Association of Securities Dealers on the NASD Over-the-Counter Electronic Bulletin Board. These quotations reflect inner-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The high and low bid information for our shares for each quarter for the last two years, so far as information is reported, through the quarter ended December 31, 2003, as reported by the Bloomburg Financial Network, are as follows:

Quarter Ended                High Bid          Low Bid

September 30, 2001               $4.50           $0.80
December 31, 2001                $1.25           $0.66
March 31, 2002                   $0.86           $0.22
June 30, 2002                    $0.51           $0.15
September 30, 2002               $0.20           $0.02
December 31, 2002                $0.03           $0.00
March 31, 2003                   $2.00           $0.05
June 30, 2003                    $0.35           $0.15
September 30, 2003               $5.35           $0.80
December 31, 2003                $3.50           $3.10
March 31, 2004                   $3.65           $3.50

* Through January 16, 2004.

NUMBER  OF  SHAREHOLDERS

As  of  January  14,  2004  we  had  approximately 1,000 shareholders of record.

PENNY  STOCK  RULES

Our stock has had a market price of less than $5.00 per share. The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price less than $5.00 per share or an exercise price less than $5.00 per share, subject to certain exceptions. Accordingly, our common stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell our common stock in the public market.

                                   DIVIDENDS

We have never declared dividends on our common shares and we do not anticipate declaring any dividends in the foreseeable future, though there are no existing restrictions on the authority of the Board of Directors to declare dividends out of funds legally available for the payment of dividends.

                             EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation for the fiscal years ended December 31, 2002, 2001 and 2000 paid or accrued by us to our Chief Executive Officer. No executive officers earned more than $100,000 in the 2002, 2001 and 2000 fiscal years.

                           SUMMARY COMPENSATION TABLE

                                   Annual Compensation
                             --------------------------------------

                                                                 Restricted
Name and                  .                                        Stock           Other Annual
Principal Position          Year           Salary (1)    Bonus    Award            Compensation
----------------------     ------          ---------    ------   ----------       --------------
Greg Mardock. . . . . .     2000               -0-         -0-      -0-              -0-
Chief Executive Officer (1) 2001               -0-         -0-    156,666            -0-
                        (2) 2002            $ 12,000       -0-     -0-               -0-

(1) Mr. Mardock received compensation from Mardock, Inc., a subsidiary of our wholly-owned subsidiary, Flexxtech Holdings, Inc.

(2) Mr. Mardock received compensation from Mardock, Inc., a subsidiary of our wholly-owned subsidiary at that time, Flexxtech Holdings, Inc. VLK Capital Corp. was issued 5,909,333 shares of common stock for managerial services valued at $.902 per share, as amended for the 18 month period from January 2001 through June 2002. VLK subsequently issued 783,333 shares to Greg Mardock.

Mr. Mardock resigned in April, 2003. Mr. Cummings became our Chief Executive Officer in May, 2003.

DIRECTORS  COMPENSATION

We do not have a formal or informal plan or written or unwritten commitments to compensate directors.

COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION

None of our directors or executive officer serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors.

EMPLOYMENT  AGREEMENT

We executed an employment agreement with Mr. Cummings on May 23, 2003. The employment agreement shall continue in effect for a period of one year and can be renewed upon mutual agreement between Mr. Cummings and us. We may terminate the employment agreement at our discretion during the initial term, provided that we shall pay Mr. Cummings an amount equal to payment at Mr. Cumming's base salary rate for six months. We can also terminate the employment agreement for cause with no financial obligations to Mr. Cummings.

Mr. Cummings currently earns a gross salary of $16,000 per month and 5% of the adjusted net profits for a two-year period ending on May 23, 2005.

                              FINANCIAL STATEMENTS

ITEM  1.  FINANCIAL  STATEMENTS

                          INDEPENDENT AUDITORS' REPORT

To  the  Stockholders  and  Board  of Directors Network Installation Corporation

We have audited the accompanying balance sheets of Network Installation Corporation, a California Corporation, as of December 31, 2002 and 2001 and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the two years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Network Installation Corporation as of December 31, 2002 and 2001 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has accumulated deficit of $389,675 and the Company's total liabilities exceeded the total assets by $379,675 and $235,727 as of December 31, 2002 and 2001, respectively. These factors as discussed in Note 3 to the financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KABANI  &  COMPANY,  INC.
CERTIFIED  PUBLIC  ACCOUNTANTS

FOUNTAIN  VALLEY,  CALIFORNIA

July  1,  2003

                    NETWORK  INSTALLATION  CORP.  &  SUBSIDIARY
                         (Formerly,  Flexxtech  Corporation)
               NOTES  TO  UNAUDITED  CONSOLIDATED  FINANCIAL  STATEMENTS

                                NETWORK INSTALLATION CORPORATION
                                         BALANCE SHEETS
                                   DECEMBER 31, 2002 AND 2001


                                ASSETS
                              ----------
                                                               2002        2001
                                                          ----------  ----------
CURRENT ASSETS:
  Cash & cash equivalents. . . . . . . . . . . . . . . .  $  17,319   $  13,577
  Accounts receivable. . . . . . . . . . . . . . . . . .          -      50,219
                                                          ----------  ----------
    Total current assets . . . . . . . . . . . . . . . .     17,319      63,796

PROPERTY AND EQUIPMENT, NET. . . . . . . . . . . . . . .     10,262       7,917

RECEIVABLE FROM RELATED PARTY. . . . . . . . . . . . . .     73,206      73,206

                                                          $ 100,787   $ 144,919
                                                          ==========  ==========


                      LIABILITIES AND STOCKHOLDER'S DEFICIT
                     ---------------------------------------

CURRENT LIABILITIES:
  Accounts payable & accrued expenses. . . . . . . . . .  $ 430,462   $ 330,646
  Note payable . . . . . . . . . . . . . . . . . . . . .     50,000      50,000
                                                          ----------  ----------
    Total current liabilities. . . . . . . . . . . . . .    480,462     380,646

COMMITMENT & CONTINGENCY

STOCKHOLDER'S DEFICIT
  Common stock, no par value; Authorized shares 500,000,
  Issued and outstanding  shares 10,000. . . . . . . . .     10,000      10,000
  Accumulated deficit. . . . . . . . . . . . . . . . . .   (389,675)   (245,727)
                                                          ----------  ----------
    Total stockholder's deficit. . . . . . . . . . . . .   (379,675)   (235,727)

                                                          $ 100,787   $ 144,919
                                                          ==========  ==========


                           NETWORK INSTALLATION CORPORATION
                                 STATEMENTS OF OPERATIONS
                      FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                    2002        2001
                                               ----------  ----------

NET REVENUE . . . . . . . . . . . . . . . . .  $ 804,080   $ 294,271

COST OF REVENUE . . . . . . . . . . . . . . .    568,444     171,635
                                               ----------  ----------

GROSS PROFIT. . . . . . . . . . . . . . . . .    235,636     122,636

Operating expenses. . . . . . . . . . . . . .    340,267     304,364
                                               ----------  ----------

INCOME (LOSS) FROM OPERATIONS . . . . . . . .   (104,631)   (181,728)

Non-operating income (expense):
  Interest expense. . . . . . . . . . . . . .     (4,375)     (1,405)
  Litigation. . . . . . . . . . . . . . . . .          -    (125,000)
                                               ----------  ----------
  Total non-operating income (expense). . . .     (4,375)   (126,405)
                                               ----------  ----------

LOSS BEFORE INCOME TAXES. . . . . . . . . . .   (109,006)   (308,133)

Provision for income taxes. . . . . . . . . .        800         800

NET LOSS. . . . . . . . . . . . . . . . . . .  $(109,806)  $(308,933)
                                               ==========  ==========

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF
    COMMON STOCK OUTSTANDING. . . . . . . . .     10,000      10,000
                                               ==========  ==========

BASIC AND DILUTED NET LOSS PER SHARE. . . . .  $     (11)  $     (31)
                                               ==========  ==========



                                 NETWORK INSTALLATION CORPORATION
                           STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)
                          FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                              TOTAL
                              COMMON STOCK  STOCKHOLDER'S
                              ------------
                              NUMBER OF     ACCUMULATED     EQUITY
                              SHARES        AMOUNT          DEFICIT      (DEFICIT)
                              ------------  --------------  ----------  ----------
BALANCE AT JANUARY 1, 2001 .        10,000  $       10,000  $  63,206   $  73,206

Net loss for the year 2001 .             -               -   (308,933)   (308,933)
                              ------------  --------------  ----------  ----------

BALANCE AT DECEMBER 31, 2001        10,000          10,000   (245,727)   (235,727)

Distribution . . . . . . . .             -               -    (34,142)    (34,142)

Net loss for the year 2002 .             -               -   (109,806)   (109,806)
                              ------------  --------------  ----------  ----------

BALANCE AT DECEMBER 31, 2002        10,000  $       10,000  $(389,675)  $(379,675)
                              ============  ==============  ==========  ==========



                               NETWORK INSTALLATION CORPORATION
                                      STATEMENTS OF CASH FLOWS
                           FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


                                                              2002        2001
                                                         ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss. . . . . . . . . . . . . . . . . . . . . . .  $(109,806)  $(308,933)
  Adjustments to reconcile net loss to net cash
     provided by (used in) operating activities:
    Depreciation and amortization . . . . . . . . . . .      3,355         343
    (Increase) decrease in current assets:
      Accounts receivables. . . . . . . . . . . . . . .     50,219     (50,219)
    Increase (decrease) in current liabilities:
      Accounts payable and accrued expense. . . . . . .     99,816     330,646
                                                         ----------  ----------
  Total Adjustments . . . . . . . . . . . . . . . . . .    153,390     280,770
                                                         ----------  ----------
    Net cash provided by (used in) operating activities     43,584     (28,163)
                                                         ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES
    Acquisition of property & equipment . . . . . . . .     (5,700)     (8,260)
                                                         ----------  ----------
    Net cash used in investing activities . . . . . . .     (5,700)     (8,260)
                                                         ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Distribution to shareholder . . . . . . . . . . . .    (34,142)          -
    Proceed from line of credit . . . . . . . . . . . .          -      50,000
                                                         ----------  ----------
    Net cash provided by (used in) financing activities    (34,142)     50,000
                                                         ----------  ----------

NET INCREASE IN CASH & CASH EQUIVALENTS . . . . . . . .      3,742      13,577

CASH & CASH EQUIVALENTS, BEGINNING BALANCE. . . . . . .     13,577           -

CASH & CASH EQUIVALENTS, ENDING BALANCE . . . . . . . .  $  17,319   $  13,577
                                                         ==========  ==========


1.  DESCRIPTION  OF  BUSINESS  AND  SEGMENTS

Network Installation Corporation ("the Company"), a privately held corporation was organized on July 18, 1997, under the laws of the State of California. The Company is a full service computer cabling, networking and telecommunications integrator contractor, providing networks from stem to stem in house. The Company participates in the worldwide network infrastructure market to end users, structured cabling market and the telephony services.

On May 23, 2003, all the outstanding Common Shares of the Company were acquired by Flexxtech Corporation, a Nevada corporation. The purchase price consisted of $50,000 cash, 7,382,000 shares of Flexxtech Corporation's common stock and five year option to purchase an additional 618,000 shares of Flexxtech Corporation's stock if the Company's total revenue exceeds $450,000 for the period beginning on June 1, 2003 and ending August 31, 2003. The option is exercisable at a price equal to the closing bid price of the stock on August 31, 2003.

2.  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

USE  OF  ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates.

CASH  AND  CASH  EQUIVALENTS

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

ALLOWANCE  FOR  DOUBTFUL  ACCOUNTS

In determining the allowance to be maintained, management evaluates many factors including industry and historical loss experience. The allowance for doubtful accounts is maintained at an amount management deems adequate to cover estimated losses. The Company considers accounts receivable to be fully collectible;
accordingly,  no  allowance  for  doubtful  accounts  is  required.

PROPERTY  &  EQUIPMENT

Property and equipment is carried at cost. Depreciation of property and equipment is provided using the declining balance method over the estimated useful lives of the assets at five to seven years. Expenditures for maintenance and repairs are charged to expense as incurred.

IMPAIRMENT  OR  DISPOSAL  OF  LONG-LIVED  ASSETS

In August 2001, the FASB issued Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144"). FAS 144 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. The Company has implemented FAS 144 for this fiscal year. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

As  of  December  31,  2002,  no  impairment  has  been  indicated.

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

REVENUE  RECOGNITION

The Company's revenue recognition policies are in compliance with all applicable accounting regulations, including American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts. Revenues from installations, cabling and networking contacts are recognized when the contracts are completed (Completed-Contract Method). The completed-contract method is used because the contracts are short-term in duration or the Company is unable to make reasonably dependable estimates of the costs of the contracts.

Under the Completed-Contract Method, revenues and expenses are recognized when services have been performed and the projects have been completed. For projects, which have been completed but not yet billed to customers, revenue is recognized based on management's estimates of the amounts to be realized. When such projects are billed, any differences between the initial estimates and the actual amounts billed are recorded as increases or decreases to revenue. Expenses are recognized in the period in which the corresponding liability is incurred. Because of short duration of the contracts, the Company did not have any work in progress as of June 30, 2003.

The Company's revenue recognition policy for sale of network products is in compliance with Staff accounting bulletin (SAB) 101. Revenue from the sale of network products is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed and collectibility is reasonably assured. Generally, the Company extends credit to its customers and does not require collateral. The Company performs ongoing credit evaluations of its customers and historic credit losses have been within management's expectations.

ADVERTISING

The Company expenses advertising costs as incurred. Advertising expenses for the year ended December 31, 2002 and 2001 were $-0-.

INCOME  TAXES

The Company had elected for federal income tax purposes, under the Internal Revenue Code and the States of Texas and California, to be an S-corporation. In lieu of corporation income taxes, the stockholders of an S-corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal or state income taxes other than state franchise tax for California and Texas have been included in these financial statements.

SEGMENT  REPORTING

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's consolidated financial statements as substantially all of the Company's operations are conducted in one industry segment.

RISKS  AND  UNCERTAINTIES

VULNERABILITY DUE TO SUPPLIER CONCENTRATIONS - The Company had a major source for the supply of materials in 2002 and 2001. The percentages of purchases from this source were 94% and 93% of total purchases in the year ended December 31, 2002 and 2001, respectively. Total outstanding balances due this supplier as of December 31, 2002 and 2001 were $84,452 and $20,312, respectively. The Company purchases its products from various distributors. Should any of these distributors cease operations, the Company believes that its business would not be adversely affected because these products are readily available from multiple distributors locally, regionally or nationally.


VULNERABILITY DUE TO CUSTOMER CONCENTRATIONS - Total sales to three major customers in the year ended December 31, 2002 amounted to approximately $428,000 and to four major customers in the year ended December 31, 2001 amounted to $277,000. The Company had receivable balance of $-0- from these customers as of December 31, 2002 and $1,372 as of December 31, 2001.

RECENT  PRONOUNCEMENTS

In May 2002, the Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). SFAS 145 rescinds the automatic treatment of gains or losses from extinguishments of debt as extraordinary unless they meet the criteria for extraordinary items as outlined in APB Opinion No. 30, Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS 145 also requires sale-leaseback accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions and makes various technical corrections to existing pronouncements. The provisions of SFAS 145 related to the rescission of FASB Statement 4 are effective for fiscal years beginning after May 15, 2002, with early adoption encouraged. All other provisions of SFAS 145 are effective for transactions occurring after May 15, 2002, with early adoption encouraged. The adoption of SFAS 145 does not have a material effect on the earnings or financial position of the Company.

In June 2002, the FASB issued SFAS No. 146 "Accounting for Costs Associated with exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under Issue 94-3 a liability for an exit cost as defined, was recognized at the date of an entity's commitment to an exit plan. The adoption of SFAS 146 does not have a material effect on the earnings or financial position of the Company.

In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions." SFAS No. 147 removes the requirement in SFAS No. 72 and Interpretation 9 thereto, to recognize and amortize any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. This statement requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." In addition, this statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include certain financial institution-related intangible assets. The adoption of SFAS 147 does not have a material effect on the earnings or financial position of the Company.

In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect
Guarantees of Indebtedness of Others" (FIN 45). FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 are effective for any guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002The adoption of this pronouncement does not have a material effect on the earnings or financial position of the Company.

In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock Based Compensation-Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used, on reported results. The Statement is effective for the Companies' interim reporting period ending January 31, 2003. The adoption of SFAS 148 does not have a material effect on the earnings or financial position of the Company.

On April 30, 2003, the FASB issued FASB Statement No. 149 (FAS 149), Amendment of Statement 133 on Derivative Instruments and Hedging Activities. FAS 149 amends and clarifies the accounting guidance on (1) derivative instruments (including certain derivative instruments embedded in other contracts) and (2) hedging activities that fall within the scope of FASB Statement No. 133 (FAS
133), Accounting for Derivative Instruments and Hedging Activities. FAS 149 also amends certain other existing pronouncements, which will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. FAS 149 is effective (1) for contracts entered into or modified after June 30, 2003, with certain exceptions, and (2) for hedging relationships designated after June 30, 2003. The guidance is to be applied prospectively. The Company does not expect the adoption of SFAS No. 149 to have a material impact on its financial position or results of operations or cash flows.

On May 15, 2003, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 150 (FAS 150), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. FAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, FAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. FAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) FAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in FAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of FAS 150 for the fiscal period beginning after December 15, 2003. The Company does not expect the adoption of SFAS No. 150 to have a material impact on its financial position or results of operations or cash flows.

3.  GOING  CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. However, the Company has accumulated deficit of $389,675 at December 31, 2002, including net losses of $109,806 and $308,933 for the years ended December 31, 2002 and 2001, respectively. The Company's total liabilities exceeded its total assets by $379,675 as of December 31, 2002. The continuing losses have adversely affected the liquidity of the Company. The Company faces continuing significant business risks, including but not limited to, its ability to maintain vendor and supplier relationships by making timely payments when due.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the period ended December 31, 2002, towards (i) reduction of salaries and general and administrative expenses. In that regard, the Company consummated a transaction whereby 100% of the Company's outstanding shares were acquired by Flexxtech Corporation (note 12).

4.  PROPERTY  AND  EQUIPMENT

Property  and  equipment  comprised  of following on December 31, 2002 and 2001:

                               2002           2001
Furniture  &  fixtures     $   3,160        $  3,160
Machinery  &  Equipment       10,800           5,100
                              13,960           8,260
Less  Accumulated
  Depreciation              (  3,698)           (343)
                           $  10,262        $  7,917

5.  RECEIVABLE  FROM  RELATED  PARTY

On January 1, 2001, the Company sold all the assets and liabilities for $73,206 to an entity related by a common officer and shareholder. The amount is due on demand and bears no interest. The Company did not have any activities from January 1, 2001 to September 30, 2001 and resumed the operation in October 2001.

6.  ACCOUNTS  PAYABLE  AND  ACCRUED  EXPENSES

Accounts payable and accrued expenses consisted of following on December 31, 2002 and 2001:

                               2002                            2001
Accounts  payable           $  141,275                     $  81,265
Payroll  taxes payable         122,123                       122,123
Accrued  expenses              167,064                       127,258
                            $  430,462                     $ 330,646

The payroll taxes liabilities are for the calendar years from 1999 through 2001. The Company has agreed to pay $6,500 per month to the tax collecting authorities, beginning March 15, 2003 until the entire amount is paid in full.

7.  NOTE  PAYABLE

The Company has an unsecured note of $50,000, guaranteed by the officer and shareholder of the Company, bearing an interest rate of 8.75%. The note was payable through a revolving line of credit, which commenced on November 6, 2001, the date of the note, and was to be expired in three years following the note date. The Company was to pay a total of 36 payments of interest only on the disbursed balance beginning one month from the note date and every month thereafter. The term period was to commence upon the termination of the revolving line of credit period. During the term period, the Company was to pay principal and interest payments in equal installment sufficient to fully amortize the principal balance outstanding, beginning one month from the commencement of the term period. All remaining principal and accrued interest was due and payable 7 years from the date of the note.

As a result of acquisition by Flexxtech (note 12) subsequent to the year ended December 31, 2002, the Company was in default on this note, since the note prohibited a change of ownership over 25% of the Company's common stock outstanding. The entire principal amount became due upon default and the revolving line of credit is no longer available to the Company. The Company is in the process of making payment arrangement with the financing institution.

The interests on this note were $4,375 and $729 for the year ended December 31, 2002 and 2001, respectively.

8.  COMMITMENT  &  LITIGATION

LEASE:

The Company paid the usage charge each month for its office space. On February 5, 2003, the Company entered into short term rental agreement for 90 days and month to month thereafter. The monthly rental is $2,289.

The rent expenses were $12,323 and $ 10,199 for the year ended December 31, 2002 and 2001, respectively.

LITIGATION:

The Company was the defendant in a collection action brought by a vendor. The allegation is that the Company failed to pay for goods and services provided by the vendor in the amount of $125,000. This amount was accrued in the financial statements for the year ended December 31, 2001.

9.  STOCKHOLDERS'  EQUITY

During the years ended December 31, 2002 and 2001, the Company did not issue any additional shares. Company has 10,000 issued and outstanding shares at the end of December 31, 2002 and 2001.

10. BASIC AND DILUTED NET LOSS PER SHARE Basic and diluted net loss per share for the twelve-month period ended December 31, 2002 and 2001 were determined by dividing net loss for the periods by the weighted average number of basic and diluted shares of common stock outstanding.

11.  SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid interest of $3,526 and $676 during the year ended December 31, 2002 and 2001, respectively. The Company paid income taxes of $-0- during the years ended December 31, 2002 and 2001.

12.  SUBSEQUENT  EVENT

On May 23, 2003, Flexxtech Corporation (Flex) and the Company closed a purchase agreement whereby Flex acquired 100% of the issued and outstanding common stock of the Company. The purchase price consisted of $50,000 cash, 7,382,000 shares of Flex's common stock and five year option to purchase an additional 618,000 shares of Flex's if the Company's total revenue exceeds $450,000 for the period beginning on June 1, 2003 and ending August 31, 2003. The option is exercisable at a price equal to the closing bid price of the stock on August 31, 2003.

Pursuant to the terms of the share exchange agreement, control of the combined companies passed to the former shareholders of the Company. This type of share exchange has been treated as a capital transaction accompanied by recapitalization of the Company in substance, rather than a business combination, and is deemed a "reverse acquisition" for accounting purposes since the former owners of the Company controlled majority of the total common shares outstanding immediately following the acquisition. No pro forma financial statements are being presented as Flex had no significant asset prior to the acquisition.

                           NETWORK INSTALLATION CORP.
                        (FORMERLY, FLEXXTECH CORPORATION)
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2003
                                   (UNAUDITED)

                                   ASSETS
Current Asset:
               Cash and cash equivalents . . . . . . . . . . . .  $       667
               Accounts receivable . . . . . . . . . . . . . . .      337,763
               Notes receivable - related parties. . . . . . . .       79,214
               Other current assets. . . . . . . . . . . . . . .        2,289
                                                                  ------------
       Total Current Assets. . . . . . . . . . . . . . . . . . .      419,933

Property and Equipment, net. . . . . . . . . . . . . . . . . . .        7,739

TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . .  $   427,672
                                                                  ============


                   LIABILITIES & STOCKHOLDERS' DEFICIT
Current Liabilities:
               Accounts payable and accrued expenses . . . . . .  $ 1,361,852
               Loans payable . . . . . . . . . . . . . . . . . .       61,730
               Loans payable related parties . . . . . . . . . .       47,500
               Due to factor . . . . . . . . . . . . . . . . . .      205,929
               Convertible debt - current. . . . . . . . . . . .      663,860
                                                                  ------------
       Total Current Liabilities . . . . . . . . . . . . . . . .    2,340,871

Long-term Liabilities:
               Convertible debt net of debenture cost. . . . . .      378,000

STOCKHOLDERS' DEFICIT
        Common stock, authorized 100,000,000 shares at $.001 par
              value, issued and outstanding 12,616,330 shares. .       12,616
         Additional paid in capital. . . . . . . . . . . . . . .    2,252,587
         Shares to be issued . . . . . . . . . . . . . . . . . .       16,900
         Accumulated deficit . . . . . . . . . . . . . . . . . .   (4,573,302)
                                                                  ------------
             Total Stockholders' Deficit . . . . . . . . . . . .   (2,291,199)
                                                                  ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT. . . . . . . . . . .  $   427,672
                                                                  ============


                                                 NETWORK INSTALLATION CORP.
                                              (FORMERLY, FLEXXTECH CORPORATION)
                                            CONSOLIDATED STATEMENTS OF OPERATIONS
                                                         (UNAUDITED)

                                             THREE MONTHS ENDED                NINE MONTHS ENDED
                                                SEPTEMBER 30,                     SEPTEMBER 30,
                                             2003                 2002          2003         2002
                               --------------------  -------------------  ------------  -----------
NET REVENUE. . . . . . . . . . $           444,736   $          760,450   $ 1,199,680   $  813,543

COST OF REVENUE. . . . . . . .              358,131              439,631       916,244      479,617
                               --------------------  -------------------  ------------  -----------

GROSS PROFIT . . . . . . . . .               86,605              320,819       283,436      333,926

OPERATING EXPENSES . . . . . .            1,332,236              276,371     1,823,409      393,643

LOSS FROM OPERATIONS . . . . .           (1,245,631)              44,448    (1,539,973)     (59,717)

Other income (expense)
    Loss on conversion of
    debenture. . . . . . . . . .           (59,740)                   -       (59,740)           -
    Interest expense . . . . . .        (1,214,793)                (660)   (1,216,981)      (3,688)
                               --------------------  -------------------  ------------  -----------
     Total other income (expense)       (1,274,533)                (660)   (1,276,721)      (3,688)


 LOSS BEFORE INCOME TAXES. . . .        (2,520,164)              43,788    (2,816,694)     (63,405)

Provision of Income tax. . . . .                 -                    -           800          800

NET LOSS . . . . . . . . . . . $        (2,520,164)  $           43,788   $(2,817,494)  $  (64,205)
                               ====================  ===================  ============  ===========


Basic and diluted loss per
  Share                       $             (0.23)  $             0.01   $     (0.30)  $    (0.01)
                              ====================  ===================  ============  ===========

Basic and diluted weighted
  average shares outstanding.           11,127,512            7,382,000     9,320,787    7,382,000
                                ===================  ===================  ============  ===========


*  The  basic  and diluted net loss per share has been restated to retroactively effect  a  200:1  reverse  stock  split  at  January  23,  2003

     Weighted  average  number  of shares used to compute basic and diluted loss
per  share  is  the  same  since   the  effect  of  dilutive securities is
anti-dilutive.



                                NETWORK INSTALLATION CORP.
                             (FORMERLY, FLEXXTECH CORPORATION)
                          CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2003 AND 2002
                                       (UNAUDITED)

                                                                         2003       2002
                                                                  ------------  ---------

CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $(2,817,494)  $(64,205)
Adjustments to reconcile net loss to cash provided by (used in)
operating activities
      Depreciation and amortization. . . . . . . . . . . . . . .        2,523      1,679
      Issuance of stocks for consulting services & compensation.    2,089,250          -
      Options granted for compensation . . . . . . . . . . . . .        6,987          -
      Loss on settlement of debt . . . . . . . . . . . . . . . .       59,740          -
      (Increase) / decrease in current assets
            Accounts receivable. . . . . . . . . . . . . . . . .     (337,763)   (63,829)
             Deposits & other current assets . . . . . . . . . .         (969)    (8,895)
      Increase /(decrease) in current liabilities
            Accrued expenses & accounts payable. . . . . . . . .      537,229     48,467
                                                                  ------------  ---------
           NET CASH PROVIDED BY (USED IN) OPERATING
                  ACTIVITIES FROM CONTINUED OPERATIONS . . . . .     (460,497)   (86,783)
                                                                  ------------  ---------

CASH FLOWS FROM INVESTING ACTIVITIES
           Cash received in acquisition of subsidiary. . . . . .          667          -
                                                                  ------------  ---------
           NET CASH PROVIDED BY INVESTING ACTIVITIES . . . . . .          667          -

CASH FLOWS FROM FINANCING ACTIVITIES
          Proceeds from factor . . . . . . . . . . . . . . . . .      205,929          -
          Proceeds from notes receivable . . . . . . . . . . . .            -     73,206
          Proceeds from borrowings . . . . . . . . . . . . . . .      336,150          -
          Payments of loans. . . . . . . . . . . . . . . . . . .      (98,901)         -
                                                                  ------------  ---------
          NET CASH PROVIDED BY FINANCING ACTIVITIES. . . . . . .      443,178     73,206
                                                                  ------------  ---------

NET DECREASE IN CASH AND CASH EQUIVALENTS. . . . . . . . . . . .      (16,652)   (13,577)

CASH AND CASH EQUIVALENTS -BEGINNING . . . . . . . . . . . . . .       17,319     13,577
                                                                  ------------  ---------

CASH AND CASH EQUIVALENTS -ENDING. . . . . . . . . . . . . . . .  $       667   $      -
                                                                  ============  =========

1.  BASIS  OF  PREPARATION:

The accompanying unaudited condensed interim financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for the presentation of interim financial information, but do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. The audited financial statements for the two years ended December 31, 2002 and 2001 were filed on April 23, 2003 with the Securities and Exchange Commission and is hereby referenced. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the nine-month periods ended September 30, 2003 are not necessarily indicative of the results that may be expected for the year ended December 31, 2003.

RECAPITALIZATION

On May 23, 2003, Flexxtech Corporation (Flex) and Network Installation Corporation (NIC) closed a purchase agreement whereby Flex acquired 100% of the issued and outstanding common stock of Network Installation Corporation (NIC). The purchase price consisted of $50,000 cash, 7,382,000 shares of the Company's common stock and five year option to purchase an additional 618,000 shares of the Company stock if NIC's total revenue exceeds $450,000 for the period beginning on June 1, 2003 and ending August 31, 2003. The option is exercisable at a price equal to the closing bid price of the stock on August 31, 2003.

Pursuant to the terms of the share exchange agreement, control of the combined companies passed to the former shareholders of NIC. This type of share exchange has been treated as a capital transaction accompanied by recapitalization of NIC in substance, rather than a business combination, and is deemed a "reverse acquisition" for accounting purposes since the former owners of NIC controlled majority of the total common shares outstanding immediately following the acquisition. No pro forma financial statements are being presented as Flex had no significant asset prior to the acquisition.

All significant intercompany accounts and transactions have been eliminated in consolidation. The historical results for the period ended September 30, 2003 include the accounts of Flex (from the acquisition date) and Network Installation Corporation for the nine month period ended September 30, 2003, while the historical results for the periods ended September 30, 2002 include only Network Installation Corporation.

BASIC  AND  DILUTED  NET  LOSS  PER  SHARE

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

DESCRIPTION  OF  BUSINESS

Flex was organized on March 24, 1998, under the laws of the State of Nevada, as Color Strategies. On December 20, 1999, Flex changed its name to Infinite Technology Corporation. Flex changed its name to Flexxtech Corporation in April 2000.

A certificate of amendment was filed on July 10, 2003 to change the Company's name from Flexxtech Corporation to Network Installation Corp.

NIC was incorporated on July 18, 1997, under the laws of the State of California. The Company is a full service computer cabling, networking and telecommunications integrator contractor, providing networks from stem to stem in house. The Company participated in the worldwide network infrastructure market to end users, structured cabling market and the telephony services.

REVENUE  RECOGNITION

The Company's revenue recognition policies are in compliance with all applicable accounting regulations, including American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts. Revenues from installations, cabling and networking contacts are recognized when the contracts are completed (Completed-Contract Method). The completed-contract method is used because the contracts are short-term in duration or the Company is unable to make reasonably dependable estimates of the costs of the contracts. Under the Completed-Contract Method, revenues and expenses are recognized when services have been performed and the projects have been completed. For projects, which have been completed but not yet billed to customers, revenue is recognized based on management's estimates of the amounts to be realized. When such projects are billed, any differences between the initial estimates and the actual amounts billed are recorded as increases or decreases to revenue. Expenses are recognized in the period in which the corresponding liability is incurred. Because of short duration of the contracts, the Company did not have any work in progress as of September 30, 2003.

The Company's revenue recognition policy for sale of network products is in compliance with Staff accounting bulletin (SAB) 101. Revenue from the sale of network products is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed and collectibility is reasonably assured. Generally, the Company extends credit to its customers and does not require collateral. The Company performs ongoing credit evaluations of its customers and historic credit losses have been within management's expectations.

ISSUANCE  OF  SHARES  FOR  SERVICE

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

RECLASSIFICATIONS

For comparative purposes, prior years' consolidated financial statements have been reclassified to conform with report classifications of the current year.

2.  RECENT  PRONOUCEMENTS

In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock Based Compensation-Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used, on reported results. The Statement is effective for the Companies' interim reporting period ending January 31, 2003. The adoption of SFAS 148 does not have a material effect on the earnings or financial position of the Company.

On April 30 2003, the FASB issued FASB Statement No. 149 (FAS 149), Amendment of Statement 133 on Derivative Instruments and Hedging Activities. FAS 149 amends and clarifies the accounting guidance on (1) derivative instruments (including certain derivative instruments embedded in other contracts) and (2) hedging activities that fall within the scope of FASB Statement No. 133 (FAS 133), Accounting for Derivative Instruments and Hedging Activities. FAS 149 also amends certain other existing pronouncements, which will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. FAS 149 is effective (1) for contracts entered into or modified after June 30, 2003, with certain exceptions, and (2) for hedging relationships designated after June 30, 2003. The guidance is to be applied prospectively. The adoption of SFAS No. 149 does not have a material impact on the Company's financial position or results of operations or cash flows.

On May 15, 2003, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 150 (FAS 150), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. FAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, FAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. FAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other than changes in its own equity instruments d) FAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in FAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of FAS 150 for the fiscal period beginning after December 15, 2003. The adoption of SFAS No. 150 does not have a material impact on the Company's financial position or results of operations or cash flows.

3.  GOING  CONCERN  OPINION

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. However, the Company has accumulated deficit of $4,573,302 including a net loss of $2,817,494 for the nine month period ended September 30, 2003. The continuing losses have adversely affected the liquidity of the Company. The Company faces continuing significant business risks, including but not limited to, its ability to maintain vendor and supplier relationships by making timely payments when due.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the period ended September 30, 2003, towards obtaining additional equity financing through various private placements and evaluation of its distribution and marketing methods.

4.  NOTES  RECEIVABLE/PAYABLE  -  RELATED

Notes  receivable  from  related  parties

The Company has a receivable from a company related by common officer amounting $80,534 as of September 30, 2003. The amount is unsecured, due on demand and non interest bearing.

Notes  payable  to  related  parties
------------------------------------

The Company has $3,500 payable based on the purchase agreement of the subsidiary and $44,000 loan payable to the major shareholder and officer of the Company.
The  loan  amounts  are  unsecured,  due  on  demand  and  non interest bearing.

5.  LOAN  PAYABLE

The Company has an unsecured note payable of $47,500, guaranteed by the officer and shareholder of the Company, bearing an interest rate of 8.75%. The note was payable through a revolving line of credit, which commenced on November 6, 2001, the date of the note, and was to be expired in three years following the note date. The Company was to pay a total of 36 payments of interest only on the disbursed balance beginning one month from the note date and every month thereafter. The term period was to commence upon the termination of the revolving line of credit period. During the term period, the Company was to pay principal and interest payments in equal installment sufficient to fully amortize the principal balance outstanding, beginning one month from the commencement of the term period. All remaining principal and accrued interest was due and payable 7 years from the date of the note.

As a result of acquisition of the Company by Flex, the Company was in default on this note, since the note prohibited a change of ownership over 25% of the Company's common stock outstanding. The entire principal amount became due upon default and the revolving line of credit is no longer available to the Company. The Company is in the process of making payment arrangement with the financing institution. The amount outstanding at September 30, 2003, amounted to $39,949.

The Company has notes payable to unrelated parties amounting $21,781. These notes are due on demand, bear interest rate of 6% per annum and unsecured.

6.  DUE  TO  FACTOR

On February 27, 2003, the Company entered into a factoring and security agreement to sell, transfer and assign certain accounts receivable to Orange Commercial Credit (OCC). OCC may on its sole discretion purchase any specific account. All accounts sold are with recourse on seller. All of the Company's property including accounts receivable, inventories, equipment and promissory notes are collateral under this agreement. OCC will advance 80% of the face amount of each account. The difference between the face amount of each purchased account and advance on the purchased account shall be reserve and will be released after deductions of discount and charge backs on the 15th and the last day of each month. OCC charges 1% of gross face value of purchased receivable for finance charge and 1% for administrative fees with minimum charge of $750 on each settlement date. As of September 30, 2003, the Company factored receivables of approximately $129,929. In connection with the factoring agreement, the Company included fees of $10,752 in the period ended September 30, 2003.

On September 17, 2003, the Company entered a factoring agreement with a related entity for $76,000 face amount. This amount is payable in 30 days and certain receivables were assigned and delivered. In the event that on the maturity date, any amounts on the note remain, the holder can exercise its right to increase the face amount by $10,000 per month that the Note remains unpaid.

7.  INCOME  TAXES

The Company filed its tax returns through 2002 as an S corporation. The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (SFAS 109). Under SFAS 109, deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Through September 30, 2003, the Company incurred net operating losses for tax purposes of approximately $2,800,000. The net operating loss carryforwards may be used to reduce taxable income through the year 2023. Net operating loss for carryforwards for the State of California are generally available to reduce taxable income through the year 2008. The availability of the Company's net operating loss carryforwards are subject to limitation if there is a 50% or more positive change in the ownership of the Company's stock. The provision for income taxes consists of the state minimum tax imposed on corporations.

8.  STOCKHOLDERS'  EQUITY

During period ended September 30, 2003, the Company issued stocks at various times, as described per the following. The stocks were valued at the average fair market value of the freely trading shares of the Company as quoted on OTCBB on the date of issuance.

STOCK  SPLIT

On January 23, 2003, Flex announced a 1 for 200 reverse stock split of its common stock. All fractional shares are rounded up and the authorized shares remain the same. The financial statements have been retroactively restated for the effects of stock splits.

COMMON  STOCK:

During period ended September 30, 2003, the Company issued common stock as follows:

75,000 shares of common stock were issued to an entity related through common officer at that time, for consulting fees, amounting $3,750.

The Company issued 700,000 shares of common stock to the major shareholder for consulting services amounting $105,000.

The Company issued 400,000 shares of common stock to directors for directors' fees amounting $610,800.

The Company issued 275,000 shares of common stock to the major shareholder for consulting services amounting $278,750.

The Company issued 65,923 shares of common stock valued at $158,641 for conversion of debenture amount of $98,901. The difference of the value of the stock issued and debenture amount of $59,740 was charged as a loss on conversion.

The Company issued 1,550,000 shares to the major shareholder per debenture agreement. $1,199,700 interest was recorded in the financial statement for these shares.

CONVERTIBLE  DEBENTURES:

In the year ended December 31, 2001, the company issued debentures amounting $720,000, carrying an interest rate of 6% per annum, due in August 2003. The holders are entitled to, at any time or from time to time, convert the conversion amount into shares of common stock of the Company, par value $.001 per share at a conversion price for each share of common stock equal to the lower of (a) 120% of the losing bid price per share (as reported by Bloomberg, LP) on the closing date, and (b) 80% of the lowest closing bid price per share (as reported by Bloomberg, LP) of the Company's common stock for the five trading days immediately preceding the date of conversion. The Company recorded, in accordance with EITF 00-27 and 98-5, a beneficial conversion feature on the issuance of the convertible debentures amounting $180,000 reflected in the interest expense in the financial statement. As of September 30, 2003, the outstanding balance of the debentures amounted to $563,860 out of which, $38,524 pertains to major shareholder.

On April 7, 2003, in connection with the recession agreement (note 12), the Company issued convertible debentures of $140,000 to various parties. The
Company has recorded the debentures as recession cost in the financial statements at December 31, 2002. The Holder of the debentures is entitled to convert the face amount of this Debenture, plus accrued interest, anytime following the Restricted Period, at the lesser of (i) 75% of the lowest closing bid price during the fifteen (15) trading days prior to the Conversion Date or
(ii) 100% of the average of the closing bid prices for the twenty (20) trading days immediately preceding the Closing Date ("Fixed Conversion Price"), each being referred to as the "Conversion Price". No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share. The Debentures shall pay six percent (6%) cumulative interest, in cash or in shares of common stock, par value $.001 per share, of the Company ("Common Stock"), at the Company's option, at the time of each conversion. The debentures are payable on April 8, 2008.

On April 7, 2003, the company issued debentures amounting $105,000 to a major shareholder and a related party to a major shareholder, carrying an interest rate of 6% per annum, due in April 2008. The face amount of this Debenture may be converted, in whole or in art, any time following the Closing Date. Holder is entitled to convert the face amount of this Debenture, plus accrued interest, anytime following the Closing Date, at the lesser of (i) 75% of the lowest closing bid price during the fifteen (15) trading days prior to the Conversion Date or (ii) 100% of the average of the closing bid prices for the twenty (20) trading days immediately preceding the Closing Date ("Fixed Conversion Price"), each being referred to as the "Conversion Price". No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

The restriction period for the conversion of the debentures issued in April is for one year period. The company has recorded a beneficial conversion feature expense amounting $53,000 as interest expense in the financial statements for the period ended June 30, 2003.

In connection with issuance of debentures, the Company issued 250,000 shares of common stock to an unrelated party and 800,000 shares of common stock to a related party. The shares issued to the unrelated party were recorded as debenture issuance cost up-to the amount of debenture amounting $25,000. The debentures have been presented net of debentures issuance cost in the financial statements. The shares issued to the related party have been recorded as deemed dividend amounting $120,000. The valuation of shares was based upon average fair market value of the freely trading shares of the Company as quoted on OTCBB on the date of issuance.

The Company has recorded, in accordance with EITF 00-27 and 98-5, a beneficial conversion feature on the issuance of the convertible debentures in the nine month period ended September 30, 2003, an amount of $134,000, reflected in the financial statement as interest expense.

During the period ended September 30, 2003, the Company issued $158,000 debentures to a related party. These debentures carry an interest rate of 6% per annum, due in July to September 2008. The face amount of these Debentures may be converted, in whole or in part, any time following the Closing Date. Holder is entitled to convert the face amount of this Debenture, plus accrued interest, anytime following the Closing Date, at the lesser of (i) 75% of the lowest closing bid price during the fifteen (15) trading days prior to the Conversion Date or (ii) 100% of the average of the closing bid prices for the twenty (20) trading days immediately preceding the Closing Date ("Fixed Conversion Price"), each being referred to as the "Conversion Price". No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

The Company issued 1,550,000 shares to the major shareholder per debenture agreement. Per the agreement, the Company was required to issue one hundred thousand (100,000) shares of its common stock to holder, for each ten thousand dollars ($10,000) invested. The Company recorded stock issued amounting $1,199,700 as interest expense in the accompanying financial statements.

CONVERTIBLE  PROMISSORY  NOTES  PAYABLE

In the year ended December 31, 2001, the Company issued convertible promissory notes of $100,000 due on April 1, 2004, carrying an interest rate of 10% per annum. The holder of $100,000 promissory notes is entitled to convert the conversion amount into shares of common stock of the Company, par value $.001, at any time, per share at a conversion price for each share of common stock equal $7.00 per share of common stock. The note is secured and collateralized by shares of common stock of the Company at one share per every five dollars ($5.00) of the principal.

STOCK  OPTION  PLAN

The Company accounts for stock options under SFAS No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, which contains a fair value-based method for valuing stock-based compensation that entities may use, which measures compensation cost at the grant date based on the fair value of the award. Compensation is then recognized over the service period, which is usually the vesting period. Alternatively, SFAS No. 123 permits entities to continue accounting for employee stock options and similar equity instruments under Accounting Principles Board (APB) Opinion 25, "Accounting for Stock Issued to Employees." Entities that continue to account for stock options using APB Opinion 25 are required to make pro forma disclosures of net income and earnings per share, as if the fair value-based method of accounting defined in SFAS No. 123 had been applied.

The Company accounts for its stock option plan under the recognition and measurement principles of APB Opinion 25, "Accounting for Stock Issued to Employees," and related interpretations. Stock-based employee compensation costs are not reflected in net income, as all options granted under the plan had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share for the nine month period ended September 30, 2003, if the Company had applied the fair value recognition provisions of SFAS No. 123, to stock-based employee compensation (no options were issued in the period ended September 30, 2002) as follows ($ in thousands, except per share amounts) :

Net loss - as reported                    $(2,817)
Stock-Based employee compensation
  expense included in reported net
  income, net of tax                          (7)

Total stock-based employee
  compensation expense determined
  under fair-value-based method for all
  rewards, net of tax                        (10)
                                        ---------
Pro forma net loss                       $(2,834)
                                        =========
Loss per share:
Basic, as reported                          0.30
Diluted, as reported                        0.30
Basic, pro forma                            0.31
Diluted, pro forma                          0.31



THE  ASSUMPTIONS USED IN CALCULATING THE FAIR VALUE OF OPTIONS GRANTED USING THE
--------------------------------------------------------------------------------
BLACK-SCHOLES  OPTION-  PRICING  MODEL  ARE  AS  FOLLOWS:
---------------------------------------------------------

  RISK-FREE  INTEREST  RATE                             3.0%
  EXPECTED  LIFE  OF  THE  OPTIONS                     2  YEARS
  EXPECTED  VOLATILITY                                    100%
  EXPECTED  DIVIDEND  YIELD                               0

9.  LITIGATION



In the year ended December 31, 2002, a suit was brought against the Company in the Superior Court of the State of California, County of San Francisco, alleging that the Company made false written and oral representations to induce the plaintiff to invest in the company and that such investment occurred despite the plaintiff's request that the funds be held in a brokerage account maintained by a related entity. A co-defendant in the case also filed a cross-complaint in the action alleging theories of recovery against the Company and several other defendants and alleging fraud, breach of contract, misrepresentation, conversion and securities fraud against the Company. On November 21, 2003, the Company reached a settlement with the plaintiffs for $160,000, of which the Company had already made a good faith payment of $20,000. The remaining payment will be made in installments through April 2004. The Company has accrued for the litigation liability in the accompanying financial statements.

On April 25, 2003 the Superior Court of the State of California, County of Orange, entered a judgment in the amount of $46,120 against the Company in favor of a vendor of the Company's former subsidiary, North Texas Circuit Board, or NTCB. In addition, on August 20, 2002 the Company sold NTCB to a third party. Pursuant to terms of the share purchase agreement, this third party assumed all liabilities of NTCB. The Company plan to vigorously oppose the action. The Company plans to file for vacate the judgment for lack of personal service.

On April 29, 2003, an investor brought a suit against the Company in the Superior Court of the State of California, County of Los Angeles, alleging breach of contract pursuant to a settlement agreement executed between the Company and the investor dated November 20, 2002. The suit alleges that the Company are delinquent in its repayment of a $20,000 promissory note, of which $5,000 has been repaid to date. The Company plan to vigorously oppose the claims.

The Company may be involved in litigation, negotiation and settlement matters that may occur in the day-to-day operations of the Company and its subsidiary. Management does not believe implication of these litigations will have any other material impact on the Company's financial statements.



10.  SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $-0- for income taxes and interest during the nine month period ended September 30, 2003. The Company paid income taxes of $-0- and interest of $26,500 during the nine month period ended September 30, 2002.

The statement of cash flows does not include effect of non-cash transaction of issuance of shares (note 8).

11.  RESTATEMENT

Subsequent to the issuance of the Company's financial statements for the period ended September 30, 2003, the Company determined that a certain transaction and presentation in the financial statements had not been accounted properly in the Company's financial statements. The Company's 2003 financial statements have been restated to correct errors as follows:

(1) The acquisition of the Company by Flex was recorded under straight purchase method instead of under the reverse acquisition method.

The Company has restated its financial statements for the period ended September 30, 2003. The effect of the correction of all the errors is as follows:


                                                               AS PREVIOUSLY AS
Period ended September 30, 2003                                  REPORTED                   RESTATED

BALANCE SHEET:

          Goodwill                                             $  1,745,840                 $         -

TOTAL ASSETS                                                   $  2,174,832                 $   427,672

STATEMENT OF SHAREHOLDERS' DEFICIT
          Accumulated deficit:                                 $(20,636,241)                $(4,573,302)
          Additional paid in capital                           $ 20,066,110                 $ 2,252,587
          Total stockholders' deficit                          $   (540,615)                $(2,291,199)

STATEMENT OF OPERATIONS:
         Net revenues                                          $    641,307                 $ 1,199,680
          Gross profit                                         $    138,111                 $   283,436
          Operating expenses                                   $  1,634,005                 $ 1,823,409
          Operating Loss                                       $  1,495,894                 $ 1,539,973
          Net loss                                             $  2,931,660                 $ 2,817,494
          Basic and diluted net loss per share                 $      (0.53)                $    (0.30)

                             ADDITIONAL INFORMATION

Our common stock is registered with the SEC under section 12(g) of the Securities Exchange Act of 1934. We file with the SEC periodic reports on Forms 10-KSB, 10-QSB and 8-K, and proxy statements, and our officers and directors file reports of stock ownership on Forms 3, 4 and 5. We intend to send annual reports containing audited financial to the shareholders. Additionally, we filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in the offering, of which this prospectus is a part. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement.

Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The  Securities  and  Exchange  Commission  maintains  a  web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.
  ----------

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VIII of our By-laws provides: Except as hereinafter stated otherwise, the Corporation shall indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them, and each of them including but not limited to legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of this Corporation.

Article VIII of our Articles of Incorporation states that: The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Under the foregoing provisions of our Certificate of Incorporation and By-Laws, each person who is or was a director or officer of Registrant shall be indemnified by the Registrant as of right to the full extent permitted or authorized by the General Corporation Law of Nevada. Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against such person by reason of the fact that such person is a director or officer of the Registrant, such person shall be indemnified against expenses, including attorneys' fees, reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful. If unsuccessful in defense of a suit brought by or under the right of the Registrant, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that if such a person is adjudicated to be liable in such suit for negligence or misconduct in the performance of such person's duty to the Registrant, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to be indemnified for such expenses.

OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The following table sets forth our expenses in connection with this registration statement. All of these expenses are estimates, other than the fees and expenses of legal counsel and filing fees payable to the Securities and Exchange Commission.

Filing Fee--Securities and Exchange Commission        $400
Legal Expenses                                        $6,000
Accounting Expenses                                   $7,500
Blue Sky Fees and Expenses                            $1,000
Printing Expenses                                     $3,000
Miscellaneous expenses                                $2,100
                                                   ---------
              Total:                                 $20,000

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

In the three months ended September 30, 2001, we sold a total of 31,996 shares of common stock without registration pursuant to the exemptions afforded by Regulation D resulting in gross proceeds of $30,320. These sales were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

We utilized the services of finders in placing the 31,996 shares of common stock. We did not utilize the services of brokers or underwriters. The Offering was self-underwritten. The Offering expenses were approximately 15% of the gross Offering proceeds. The balance of the Offering expenses were related to general sales expenses, including, but not limited to, due diligence, accounting and legal expenses.

In the three months ended September 30, 2001, we sold 6,676 shares of common stock pursuant to the provisions of Regulation S resulting in gross proceeds of $5,600. We relied on the following facts:

- The offer was made in an offshore transaction because, at the time the buy order was originated, we reasonably believed the buyer was outside the United States.
- No directed selling efforts were made in the United States in connection with the offer.

We utilized the services of finders in placing the 6,676 shares of common stock. We did not utilize the services of brokers or underwriters. The Offering was self-underwritten. The Offering expenses were approximately 15% of the gross Offering proceeds. The balance of the Offering expenses were related to general sales expenses, including, but not limited to, due diligence, accounting and legal expenses.

In August, 2001 we commenced a convertible debenture offering. The placement agent was May Group, Inc. May Davis received 200,000 shares of common stock pursuant to Regulation D and cash consideration as a fee. These sales were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).


During the period between June 2001 and December 2001, we sold Convertible Debentures to the following persons in the amounts indicated below.


Number  Amount      Name of Bondholder
- ------   ------     ------------------
001     $10,000     Bonnie  Goldstein
002     $10,000     Neil  Jones
003     $20,000     Terry  and  Carol  Conner
004     $10,000     Robert  Dutch
005     $20,000     Howard  and  Elaine  Bull
006     $50,000     Daniel  Grillo
007     $10,000     Jon  Cummings
008     $10,000     Richard  Dredge
009     $10,000     Seymour  Niesen
010     $10,000     John  Williams
011     $10,000     Koenraad  Blot
012     $10,000     Steven  and  Mary  LeMott
013     $10,000     Andrew  Geiss
014     $10,000     John  and  Dianna  McNeish
015     $10,000     Carl  Ziegler
016     $10,000     Michael  Beecher
017     $10,000     Michael  Dahlquist
018     $10,000     Carl  Hoehner
019     $20,000     Vernon  Koto
020     $20,000     Kenneth  E.  Rogers
021     $10,000     John  Bollinger
022     $10,000     Richard  Blue
023     $10,000     Frank  Damato
       ----------
       $310,000

   Second  Tranche

        20,000     Craig  Wexler
        30,000     Lawrence  Wexler
        12,500     Andrew  Smith
        12,500     Global  Coast  Insurance
        95,000     Charles  Mangione
     ----------
      $170,000

We have also sold debentures to the following investors in the following amounts.

       180,000     David  Wykoff
        60,000     Dutchess  Private  Equities  Fund,  L.P.
     ---------
      $240,000

These sales were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

For the 18 month period from January 2001 through June 2002, we issued to VLK Capital Corp. 5,909,333 shares of common stock for managerial services valued at $.902 per share, as amended. Of these shares, 783,333 shares were subsequently transferred to Greg Mardock, our president at that time, and an additional 2,646,000 were transferred to Edward Fearon, an officer and director of Primavera Corporation and North Texas Circuit Board, and 500,000 were transferred to Raymond Craig, a shareholder. These sales were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

During the fourth quarter of 2001 we issued additional shares of Network Installation common stock to:

-  Ten  shareholders  purchased  shares  44,344  at  $0.65  per  share
-  Three  shareholders  purchased  12,337  shares  at  $0.75  per  share
-  One  shareholder  purchased  4,000  shares  at  $0.55  per  share

Additionally, we issued seven shareholders 100,028 shares for services and one additional shareholder 600,000 shares collected against a loan.

These sales during the forth quarter of 2001 described in the immediately preceding paragraphs were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).


During the forth quarter of 2001 we issued additional shares without registration under the Act in reliance on the exemption from registration provided by Regulation S under the Act, as follows:

- One shareholder purchased 249,920 shares at $.202 per share - One shareholder purchased 69,709 shares at $0.21 per share - One shareholder purchased 130,000 shares at $0.35 per share

These sales constitute a total of 442,629 shares issued in reliance on Regulation S. We relied on the following facts:

- The offer was made in an offshore transaction because, at the time the buy order was originated, we reasonably believed the buyer was outside the United States.
- No directed selling efforts were made in the United States in connection with the offer.

In the 12 months ended December 31, 2002 and pursuant to Regulation D or Regulation S we issued a total of 67,725,390 shares of which 11,317,851 shares were sold for cash. The breakdown of shares sold for cash for the 12 Months ended December 31, 2002 are as follows:

Quarter            Amount of Securities                Regulation           Gross Proceeds

    1st                   1,900,634                    S                    $284,378.12
    1st                     232,000                    D                    $ 58,000.00
    2nd                   3,482,396                    S                    $462,813.61
    2nd                      59,452                    D                    $ 19,060.00
    3rd                     194,120                    S                    $ 13,879.24
    3rd                     150,000                    D                    $  3,500.00
    4th                   5,299,249                    S                    $ 23,591.57
                         ----------                                         -----------
    Total                11,317,851                                         $865,222.54
                         ==========                                         ===========


The sales described in the immediately preceding chart as being sold pursuant to Regulation D were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

For the sales described in the preceding chart as being sold pursuant to Regulation S, we relied on the following facts:

- The offer was made in an offshore transaction because, at the time the buy order was originated, we reasonably believed the buyer was outside the United States.
- No directed selling efforts were made in the United States in connection with the offer.

During the first quarter ended March 31, 2002, we sold 10,679 shares for cash in the amount of $343,358. We issued 1,133 shares of common stock for consulting services amounting $113,000 to Atlantis Partners. We issued 1,050 shares of common stock for compensation amounting $92,400. We issued 4,250 shares of common stock to Western Cottonwood Corporation as collateral against a debt of $283,700.

The sales described in the immediately preceding paragraph were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

During the second quarter ended June 30, 2002, we sold 18,376 shares for cash in the amount of $480,833. We issued 10,413 shares of common stock for consulting services valued at $479,644. We also settled debts amounting to $259,200 by issuing 6,081 shares of common stock valued at $431,644.

The sales described in the immediately preceding paragraph were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

During the third quarter ended September 30, 2002, we issued 9,375 shares for finder's fee related to sale of common stock. The shares issued for finders' fees were valued at $93,750. Included in those shares were 7,500 shares valued at $75,000 to Atlantis Partners. We issued 10,000 shares issued at $100,000 to an investor for a price difference adjustment. The price difference adjustment is the excess amount received from an investor on the sale of common stock over the market price. We issued 175 shares for consulting services valued at $3,233. We issued 7,500 shares to Greg Mardock, our President at that time as compensation, and valued at $138,596. We issued 10,076 shares of common stock valued on conversion of debentures at $140,527. We also settled a debt of $100,000 payable to Western Cottonwood Corporation, by issuing 25000 shares valued at $250,000 resulting in a loss of $150,000 on settlement of the debt. During the three month period ended September 30, 2002, we sold 1,721 shares of common stock for cash in the amount of $17,088.

The sales described in the immediately preceding paragraph were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

During the fourth quarter ended December 31, 2002, we issued common stock to various parties as per follows:

a) On October 7, 2002, 51,361 shares of common stock valued at $70,449 were issued in the name of Delaware Charter Guarantee and Trust, FBO Greg Mardock, our President at that time, in exchange for Promissory Notes of $64,588 principal amount and interest of $5,861.

b) On October 8, 2002, Edward R. Fearon, the former President of Primavera and Escamilla Capital Corporation received 6,250 and 8,750 shares respectively, valued at a total of $60,000.

c) On October 8, 2002, Edward R. Fearon, the former President of Primavera was issued 15,000 shares of common stock valued at $60,000 for consulting services performed during the year ended December 31, 2002.

d) On November 5, 2002 Western Cottonwood Corp was issued 75,000 shares of common stock valued at $300,000 in exchange for a debt of $300,000.

e) During the three month ended December 31, 2002, we settled debentures amounting $50,800 by issuing 34,940 shares of common stock valued at $50,800.

f) We issued 5,000 shares to a consultant valued at $20,000 for same amount of services performed during the year ended December 31, 2002.

g) During the three months ended December 31, 2002, we issued 26,496 shares of common stock for cash amounting $23,882.

The sales during the fourth quarter ended December 31, 2002 were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

During the year ended December 31, 2002, we issued debentures amounting $720,000, carrying an interest rate of 6% per annum, due in August 2003. During the three month period ended December 31, 2002, we issued debentures amounting to $134,000.

The sales of the debentures described in the immediately preceding paragraph were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

During the year ended December 31, 2002, we issued 45,016 shares of common stock in conversion of debentures amounting to $191,327.

The sales of the shares of common stock described in the immediately preceding paragraph were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

In April 2003, in connection with the rescission agreement, we issued convertible debentures of $140,000 to various investors.

The sales of the convertible debentures described in the immediately preceding paragraph were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

In 2002, we issued convertible promissory notes of $59,200 due on March 1, 2004 and $100,000 due on April 1, 2004, carrying an interest rate of 10% per annum.

The sales of the convertible promissory notes described in the immediately preceding paragraph were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

During the six month period ended June 30, 2003, we issued common stock as follows:

- 75,000 shares of common stock were issued to an entity related through common officer at that time, for consulting fees, amounting to $3,750; and

7,382,000 shares of common stock valued at $1,107,300 were issued for acquisition of its subsidiary, Network Installation Corporation.

The sales of the common stock during the six month period ended June 30, 2003, described in the immediately preceding paragraph, were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

On April 7, 2003, we issued 800,000 shares of common stock to a major shareholder as inducement for debenture amounting $80,000.

On April 7, 2003, we issued 250,000 shares of common stock to an unrelated party as inducement for debenture amounting $25,000.

On April 7, 2003, we issued debentures amounting $105,000, carrying an interest rate of 6% per annum, due in April 2008 to Dutchess Private Equities Fund, L.P.

In April 2003, we issued 700,000 shares of common stock to the major shareholder for consulting services amounting $105,000.

We issued 690,000 shares of common stock as a part of restructuring on April 9, 2003.

The sales of the common stock and debentures in April 2003 were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended, by the fact that:

- the sales were made to a sophisticated or accredited investors, as defined in Rule 502;

- we gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which we possessed or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished;

- at a reasonable time prior to the sale of securities, we advised each purchaser of the limitations on resale in the manner contained in Rule 502(d)2;

- neither we nor any person acting on our behalf sold the securities by any form of general solicitation or general advertising; and

- we exercised reasonable care to assure that each purchaser of the securities is not an underwriter within the meaning of Section 2(11) of the Securities Act of 1933 in compliance with Rule 502(d).

                                    EXHIBITS

EXHIBIT  INDEX

NUMBER  DESCRIPTION

3.1  Articles  of  Incorporation  filed  as  Exhibit  3.1  to  the  Company's
     Registration Statement on Form 10SB filed on March 5th, 1999 and incorporated herein by reference.

3.2 Certificate of Amendment to Article of Incorporation filed as Exhibit 3.3 to the Company's Form 10-KSB on April 15, 2003.

3.3 By-laws filed as Exhibit 3.2 to the Company's Registration Statement on Form 10SB filed on March 5th, 1999 and incorporated herein by reference.

3.4 Certificate of Amendment to the Certificate of Incorporation of Flexxtech Corporation filed as Exhibit 4.1 to the Company's Form 10-QSB dated November 13, 2003 and incorporated herein by reference.

4.1  Warrant  #101  issued  to  C.C.R.I.  Corp.  on  September  29,  2003.

4.2  Warrant  #102  issued  to  C.C.R.I.  Corp.  on  September  29,  2003.

5.1* Opinion  of  counsel

10.1 Consulting Agreement between the Company and Dutchess Advisors, LLC dated April 1, 2003 filed as Exhibit 10.3 to the Company's Form 8-K on April 23, 2003 and incorporated herein by reference.

10.2** Investment Agreement between the Company and Preston Capital Partner, LLC dated September 29, 2003.

10.3**  Registration  Rights  Agreement  between the Company and Preston Capital
     Partners,  LLC  dated  September  29,  2003.

10.4**  Placement  Agent  Agreement  between  the  Company  and  Park  Capital
     Securities,  LLC  dated  October  10,  2003.

10.5 Reseller Agreement between Vivato, Inc. and the Company dated August 14, 2002 filed as Exhibit 10.1 to the Company's Form 10-QSB dated November 13, 2003 and incorporated herein by reference.

10.6 Motorola Reseller Agreement between Motorola, Inc. and the Company dated August 18, 2003 filed as Exhibit 10.2 to the Company's Form 10-QSB dated November 13, 2003 and incorporated herein by reference.

10.7 Short Term Rental Agreement between Vidcon Solutions Group, Inc. and the Company dated February 5, 2003 filed as Exhibit 10.3 to the Company's Form 10-QSB dated November 13, 2003 and incorporated herein by reference.

10.8 Restructuring and Release Agreement Dutchess Advisors LLC, Dutchess Capital Management LLC, Michael Novielli, Western Cottonwood Corporation, Atlantis Partners, Inc., John Freeland, Greg Mardock, VLK Capital Corp. and the Company dated April 9, 2003 filed as Exhibit 10.2 to the Company's Form 8-K filed on April 23, 2003 and incorporated herein by reference.

10.9 Stock Purchase Agreement between Michael Cummings and the Company dated May 16, 2003 filed as Exhibit 2.1 to the Company's Form 8-K filed on June 13, 2003 and incorporated herein by reference.

21.1**  List  of Subsidiaries 23.1 Consent of independent auditors

23.2* Consent  of  counsel  (contained  in  Exhibit  5.1)

*  To  be  filed  by  amendment
**  Previously  filed

28.  UNDERTAKINGS

The  Registrant  hereby  undertakes  that  it  will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)  Include  any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts of events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the State of California, on January 20, 2004.

                        NETWORK INSTALLATION CORPORATION



                        By:/s/  Michael  Cummings
                       -------------------------------------
                           Michael  Cummings
                           Chief  Executive  Officer  and  Director



Signature                                          Date

/s/  Michael  Cummings                                January  20,  2004
-  ---------------------------------------------
Michael  Cummings,  Chief  Executive  Officer
and  Director


/s/  Michael  Novielli                                January  20,  2004
-  ----------------------------------------------
Michael  Novielli,  Director
(Principal  Accounting  Officer  and
Principal  Financial  Officer)


/s/  Douglas  Leighton                                January  20,  2004
-  ----------------------------------------------
Douglas  Leighton,  Director


/s/  Theodore  J.  Smith,  Jr.                        January  20,  2004
-  ----------------------------------------------
Theodore  J.  Smith,  Jr.,  Director